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Oppenheimer Quest Global Value Fund, Inc.
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6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated March 28, 2002

         This  Statement  of  Additional   Information  is  not  a  Prospectus.   This  document  contains  additional
information  about the Fund and  supplements  information  in the  Prospectus  dated March 28, 2002. It should be read together  with the  Prospectus,  which may be  obtained  by  writing to the Fund's  Transfer  Agent,  OppenheimerFunds
Services,  at P.O. Box 5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................
How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Directors and Officers of the Fund.................................................................
     The Manager........................................................................................
Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................

Financial Information About the Fund
Independent Auditors' Report............................................................................
Financial Statements....................................................................................

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc.,  can select for the
Fund.  Additional  information  is also  provided  about the  strategies  that the Fund may use to try to achieve  its objective.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described below in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In  selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates  the merits of  particular securities  primarily  through the exercise of its own investment  analysis.  In the case of corporate  issuers,  that process may  include,  among other  things,  evaluation  of the  issuer's  historical  operations,  prospects  for the industry  of which the issuer is part,  the  issuer's  financial  condition,  its  pending  product  developments  and business (and those of competitors),  the effect of general market and economic  conditions on the issuer's  business, and legislative  proposals that might affect the issuer. In the case of foreign  securities,  the Sub-Advisor may also consider  the  conditions  of a  particular  country's  economy  in  relation  to the U.S.  economy  or other  foreign economies,  special  political  conditions in a country or region,  the effect of taxes, the efficiencies and costs of particular markets and other factors when evaluating the securities of issuers in a particular country.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities  to issuers  having a market  capitalization  of a specified size or range,  and while it emphasizes  securities of medium and  large-capitalization  issuers, the Fund can also invest in securities of small-capitalization  issuers. At times, the Fund may increase the relative  emphasis of its equity  investments  in securities  of one or more  capitalization ranges,  based  upon  the  Sub-Advisor's  judgment  of where  the best  market  opportunities  are to seek the  Fund's objective.  At times,  the market may favor or disfavor  securities of issuers of a particular  capitalization  range.
Securities of  small-capitalization  issuers may be subject to greater price  volatility in general than securities of larger companies.  Therefore, if the Fund has substantial investments in smaller-capitalization  companies at times of market  volatility,  the Fund's share price could fluctuate more than that of funds focusing on  larger-capitalization issuers.

              |_| Value Investing.  In selecting equity  investments for the Fund's portfolio,  the portfolio managers currently use a value investing style. In using a value approach,  the portfolio  managers seek stock and other equity securities  that appear to be temporarily  undervalued,  by various  measures,  such as  price/earnings  ratios.  This approach is subject to change and may not  necessarily  be used in all cases.  Value  investing  seeks  stocks  having prices  that are low in  relation  to their real  worth or future  prospects,  in the hope that the Fund will  realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.
         Using value investing  requires  research as to the issuer's  underlying  financial  condition and prospects.
Some of the measures used to identify these securities include, among others:
         o  Price/Earnings  ratio,  which is the stock's  price  divided by its earnings  per share.  A stock having a price/earnings  ratio  lower  than its  historical  range,  or the  market as a whole or that of  similar companies may offer attractive investment opportunities.
         o   Price/book  value  ratio,  which is the stock  price  divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
         o   Discounted Future Value Analysis,  which involves two steps:  determining the probable value of the stock at a specific point in the future by  researching  the current and future  prospects of the company;  and then  comparing the probable  value to the current stock price to determine if the stock is  sufficiently undervalued and if it offers an attractive return over the investment horizon.
         o   Valuation  of Assets  which  compares the stock price to the value of the  company's  underlying  assets, including their projected value in the marketplace and liquidation value.

              |_| Preferred  Stocks.  Preferred  stock,  unlike common stock,  has a stated dividend rate payable from the  corporation's  earnings.  Preferred  stock  dividends  can be  cumulative or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend  provisions require all or a portion of prior unpaid dividends to be paid before dividends  can be paid on the issuers of common  stock.  Preferred  stock may be  "participating"  stock,  which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred  stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as  provisions allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.

         The rights of preferred stock on  distribution of a corporation's  assets in the event of its liquidation are generally  subordinate to the rights associated with a corporation's debt securities.  Preferred stock generally has a preference  over  common  stock on the  distribution  of a  corporation's  assets in the event of  liquidation  of the corporation.

              |_| Rights and  Warrants.  Warrants  basically  are options to purchase  equity  securities  at specific prices  valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the underlying  securities.  The Fund cannot  invest more than 5% of its total assets in  warrants.  Rights are similar to warrants,  but normally have a short duration and are distributed  directly by the issuer to its shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

              |_|  Convertible  Securities.  Convertible  securities  are  securities  that  are  convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's  capital  structure and therefore  are subject to less risk than common  stock in case of the issuer's  bankruptcy  or  liquidation.  They are subject to credit risk and interest rate risk.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's  price will likely  increase  when  interest  rates fall and  decrease  when  interest  rates rise.  If the conversion value exceeds the investment  value, the security will behave more like an equity security:  it will likely sell at a premium  over its  conversion  value,  and its price will tend to fluctuate  directly  with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security in many  cases,  their  conversion  feature
(allowing  conversion  into  equity  securities)  causes  them to be  regarded  by the  Sub-Advisor  more  as  "equity equivalents."  As a result,  the rating  assigned  to the  security  has less impact on the  Sub-Advisor's  investment decision with respect to convertible  debt securities  than in the case of  non-convertible  fixed income  securities.
To determine whether convertible  securities should be regarded as "equity  equivalents," the Sub-Advisor examines the following factors:
(1)      whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has  restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible  security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X| Foreign  Securities.  The Fund can purchase  equity and debt  securities  issued or guaranteed by foreign companies or foreign  governments and their agencies and  instrumentalities.  They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

           "Foreign  securities"  include  equity  and  debt  securities  of  companies  organized  under  the laws of countries  other than the United States and debt  securities  of foreign  governments.  Securities of foreign  issuers that are represented by American  Depository  Receipts,  European Depository  Receipts,  Global Depository Receipts or
similar  depository  arrangements  or  that  are  listed  on  a  U.S.  securities  exchange  or  traded  in  the  U.S.
over-the-counter  markets are considered  "foreign  securities" for the purpose of the Fund's investment  allocations.
They are subject to some of the special  considerations  and risks,  discussed below, that apply to foreign securities traded and held abroad.

         Because  the Fund can  purchase  securities  denominated  in foreign  currencies,  a change in the value of a foreign  currency  against the U.S. dollar could result in a change in the amount of income the Fund has available for distribution.  Because a portion of the Fund's  investment  income may be  received  in foreign  currencies,  the Fund will be required to compute its income in U.S. dollars for  distribution to shareholders,  and therefore the Fund will absorb the cost of currency  fluctuations.  After the Fund has distributed income,  subsequent foreign currency losses may result in the Fund's  having  distributed  more  income in a  particular  fiscal  period than was  available  from investment income, which could result in a return of capital to shareholders.

         Investing in foreign  securities offers potential  benefits not available from investing solely in securities of  domestic  issuers.  They  include  the  opportunity  to invest in  foreign  issuers  that  appear to offer  growth potential,  or in foreign  countries with economic policies or business cycles different from those of the U.S., or to reduce  fluctuations  in portfolio  value by taking  advantage of foreign  stock  markets that do not move in a manner parallel  to U.S.  markets.  The Fund will hold  foreign  currency  only in  connection  with the  purchase or sale of foreign securities.

              |_| Foreign  Debt  Obligations.  The debt  obligations  of foreign  governments  and their  agencies and instrumentalities  may or may not be  supported by the full faith and credit of the foreign  government.  The Fund can buy  securities  issued by certain  "supra-national"  entities,  which  include  entities  designated  or supported by governments to promote  economic  reconstruction  or  development,  international  banking  organizations  and related government  agencies.  Examples are the International  Bank for  Reconstruction  and Development  (commonly called the
"World Bank"), the Asian Development Bank and the Inter-American Development Bank.

         The governmental  members of these  supra-national  entities are  "stockholders"  that typically make capital contributions  and may be  committed to make  additional  capital  contributions  if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a  percentage  of its total  capital, reserves and net income.  There can be no assurance that the constituent  foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

              |_| Risks of Foreign  Investing.  Investments  in foreign  securities  may offer  special  opportunities for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in  value  of  foreign  investments  due to  changes  in  currency  rates  or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased  risks of delays in  settlement of portfolio  transactions  or loss of  certificates  for portfolio securities;
o        possibilities  in some countries of  expropriation,  confiscatory  taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past,  U.S.  Government  policies  have  discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Special Risks of Emerging  Markets.  Emerging and  developing  markets abroad may also offer special opportunities  for growth  investing  but have greater risks than more  developed  foreign  markets,  such as those in
Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements  of purchases and sales of securities  may be subject to  additional  delays.  They are subject to greater risks of limitations  on the  repatriation  of income and profits  because of currency  restrictions  imposed by local governments.  Those  countries may also be subject to the risk of greater  political and economic  instability,  which can greatly  affect the volatility of prices of securities in those  countries.  The  Sub-Advisor  will consider these factors when evaluating securities in these markets.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal  year.  For  example,  if a fund sold all of its  securities  during the year,  its portfolio  turnover rate would have been 100%.  The Fund's  portfolio  turnover rate will fluctuate from year to year, but the  Fund  does not  expect  to have a  portfolio  turnover  rate of 100% or more  annually.  Increased  portfolio turnover  creates  higher  brokerage and  transaction  costs for the Fund,  which may reduce its overall  performance.
Additionally,  the  realization  of capital gains from selling  portfolio  securities may result in  distributions  of taxable  long-term  capital gains to  shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time use the types of investment  strategies and investments  described  below. It is not required to use all of these  strategies at all times and at times may not use them.

         |X|  Investments  in Debt  Securities.  The Fund can  invest in  convertible  securities,  bonds,  debentures and other debt securities.  It can invest in them for capital  appreciation  possibilities as well as for liquidity or defensive purposes.  Because the Fund currently emphasizes  investments in equity securities,  such as stocks, it does not  anticipate  that under normal market  conditions it will invest in debt  securities to the extent of the full 35%
of its total assets permitted to be invested in debt securities.

              |_| Credit Risk.  The Fund's debt  investments  can include  investment-grade  and  non-investment-grade bonds  (commonly  referred  to as "junk  bonds").  Investment-grade  bonds are bonds  rated at least  "Baa" by Moody's
Investors  Service,  Inc.,  at least "BBB" by Standard & Poor's Rating  Service or by Fitch,  Inc., or bonds that have comparable  ratings by another nationally  recognized  statistical  rating  organization.  The debt securities ratings definitions  of the  principal  ratings  organizations  are  included in  Appendix A to the  Statement  of  Additional
Information.

         In making  investments in debt securities,  the Sub-Advisor may rely to some extent on the ratings of ratings organizations  or it may use its own  research to  evaluate a  security's  credit-worthiness.  If the  securities  are unrated,  to be considered  part of the Fund's  holdings of  investment-grade  securities,  they must be judged by the
Sub-Advisor  to be of  comparable  quality  to bonds  rated as  investment  grade  by a rating  organization.  Ratings definitions  of the  principal  national  ratings  organizations  are in Appendix A to this  Statement  of  Additional
Information.

              |_|  Interest  Rate Risk.  Interest  rate risk refers to the  fluctuations  in value of debt  securities resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of  already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value.  In addition,  debt  securities  with longer  maturities,  which tend to have higher  yields,  are  subject to  potentially  greater  fluctuations  in value from  changes  in  interest  rates than obligations with shorter maturities.

         Fluctuations  in the market  value of  fixed-income  securities  after the Fund buys them will not affect the interest income payable on those  securities  (unless the security pays interest at a variable rate pegged to interest rate  changes).  However,  those price  fluctuations  will be  reflected  in the  valuations  of the  securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

              |_|  Mortgage-Related  Securities.  Mortgage-related  securities  are a form  of  derivative  investment collateralized  by pools of commercial or residential  mortgages.  Pools of mortgage loans are assembled as securities for  sale  to  investors  by  government  agencies  or  entities  or by  private  issuers.  These  securities  include collateralized  mortgage  obligations  ("CMOs"),  mortgage  pass-through  securities,  stripped mortgage  pass-through securities,  interests  in  real  estate  mortgage  investment  conduits  ("REMICs")  and  other  real-estate  related securities.

         Mortgage-related  securities  that are issued or  guaranteed  by  agencies or  instrumentalities  of the U.S.
Government  have  relatively  little  credit risk  (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks.

         As with other debt securities,  the prices of  mortgage-related  securities tend to move inversely to changes in interest  rates.  The Fund can buy  mortgage-related  securities  that have interest  rates that move  inversely to changes in general interest rates,  based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,   mortgages  are  more  likely  to  be  prepaid.   Therefore,  a
mortgage-related  security's  maturity  can be shortened  by  unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the  security's  yield.  The principal that is returned  earlier than  expected  may have to be  reinvested  in other  investments  having a lower  yield  than the  prepaid  security.
Therefore,  these  securities may be less effective as a means of "locking in" attractive  long-term  interest  rates, and they may have less potential for appreciation  during periods of declining  interest rates than conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial  fluctuations in the value of a mortgage-related  security. In turn, this can affect the value of the Fund's shares. If a  mortgage-related  security has been purchased at a premium,  all or part of the premium the Fund paid may be lost if there is a decline in the market  value of the  security,  whether that  results  from  interest  rate  changes or  prepayments  on the  underlying  mortgages.  In the case of  stripped mortgage-related  securities, if they experience greater rates of prepayment than were anticipated,  the Fund may fail to recoup its initial investment on the security.
         During periods of rapidly rising  interest  rates,  prepayments of  mortgage-related  securities may occur at slower than expected  rates.  Slower  prepayments  effectively  may lengthen a  mortgage-related  security's  expected maturity.  Generally,  that would cause the value of the security to  fluctuate  more widely in response to changes in interest rates.  If the prepayments on the Fund's  mortgage-related  securities were to decrease  broadly,  the Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

         As with other debt securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

              |_|  Collateralized  Mortgage  Obligations.  CMOs are  multi-class  bonds  that are  backed  by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:

(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized  mortgage loans insured by the Federal Housing  Administration  or guaranteed by the Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each  class of CMO,  referred  to as a  "tranche,"  is  issued  at a  specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments  on the  underlying  mortgages  may cause the CMO to be retired  much  earlier  than the stated  maturity  or final  distribution  date.  The  principal  and  interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different ways. One or more tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and typically have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the reverse  direction to an applicable  index.  The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

              |_|  U.S.  Government   Securities.   Obligations  of  U.S.  Government  agencies  or  instrumentalities
(including  mortgage-backed  securities)  may or may not be  guaranteed or supported by the "full faith and credit" of the  United  States.  Some are  backed  by the  right of the  issuer  to borrow  from the U.S.  Treasury;  others,  by discretionary  authority of the U.S.  Government  to purchase the  agencies'  obligations;  while others are supported only by the credit of the instrumentality.

         All U.S.  Treasury  obligations  are  backed  by the full  faith  and  credit of the  United  States.  If the securities  are not backed by the full faith and credit of the United States,  the owner of the  securities  must look principally  to the agency  issuing the  obligation  for  repayment  and may not be able to assert a claim against the
United States in the event that the agency or  instrumentality  does not meet its commitment.  The Fund will invest in
U.S.  Government  securities of such agencies and  instrumentalities  only when the  Sub-Advisor is satisfied that the credit risk with respect to such instrumentality is minimal.
              |_| Obligations Issued or Guaranteed by U.S.  Government  Agencies or  Instrumentalities.  These include direct  obligations and mortgage related  securities that have different levels of credit support from the government.
Some are  supported  by the full  faith and  credit  of the U.S.  Government,  such as  Government  National  Mortgage
Association  pass-through  mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S.  Treasury under certain  circumstances,  such as Federal National  Mortgage  Association bonds
("Fannie  Maes").  Others are supported  only by the credit of the entity that issued them,  such as Federal Home Loan
Mortgage Corporation obligations ("Freddie Macs").

              |_| U.S. Government  Mortgage Related  Securities.  The Fund can invest in a variety of mortgage-related securities that are issued by U.S. Government agencies or instrumentalities, some of which are described below.

              |_|  GNMA  Certificates.  The  Government  National  Mortgage  Association  ("GNMA")  is a  wholly-owned corporate  instrumentality of the United States within the U.S.  Department of Housing and Urban  Development.  GNMA's
principal  programs  involve  its  guarantees  of  privately-issued  securities  backed  by pools of  mortgages.  GNMA
Certificates  are debt  securities  representing  an  interest in one or a pool of  mortgages  that are insured by the
Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration.

         The GNMA Certificates in which the Fund invests are of the "fully modified  pass-through"  type. They provide that the registered  holders of the  Certificates  will receive  timely monthly  payments of the pro-rata share of the scheduled  principal  payments  on the  underlying  mortgages,  whether  or not those  amounts  are  collected  by the issuers.  Amounts paid include,  on a pro rata basis,  any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid  principal  balance of the GNMA  Certificates,  whether or not the interest on the underlying mortgages has been collected by the issuers.

         The GNMA  Certificates  purchased by the Fund are  guaranteed as to timely  payment of principal and interest by GNMA.  It is  expected  that  payments  received by the issuers of GNMA  Certificates  on account of the  mortgages backing the Certificates  will be sufficient to make the required  payments of principal of and interest on those GNMA
Certificates.  However,  if those  payments  are  insufficient,  the  guaranty  agreements  between the issuers of the
Certificates  and GNMA require the issuers to make advances  sufficient for the payments.  If the issuers fail to make those payments, GNMA will do so.

         Under  Federal law,  the full faith and credit of the United  States is pledged to the payment of all amounts that may be  required  to be paid  under any  guaranty  issued by GNMA as to such  mortgage  pools.  An  opinion of an
Assistant  Attorney General of the United States,  dated  December 9,  1969,  states that such guaranties  "constitute general  obligations  of the United  States backed by its full faith and credit." GNMA is empowered to borrow from the
United States  Treasury to the extent  necessary to make any payments of principal and interest  required  under those guaranties.

         GNMA  Certificates  are  backed  by  the  aggregate  indebtedness  secured  by  the  underlying  FHA-insured,
FMHA-insured or VA-guaranteed  mortgages.  Except to the extent of payments received by the issuers on account of such mortgages,  GNMA  Certificates  do not  constitute a liability  of those  issuers,  nor do they  evidence any recourse against those  issuers.  Recourse is solely  against  GNMA.  Holders of GNMA  Certificates  (such as the Fund) have no security interest in or lien on the underlying mortgages.

         Monthly  payments of principal  will be made,  and  additional  prepayments  of principal may be made, to the
Fund with respect to the mortgages  underlying  the GNMA  Certificates  held by the Fund.  All of the mortgages in the pools  relating to the GNMA  Certificates  in the Fund are subject to prepayment  without any  significant  premium or penalty,  at the option of the mortgagors.  While the mortgages on  1-to-4-family  dwellings  underlying  certain GNMA
Certificates  have a stated maturity of up to 30 years,  it has been the experience of the mortgage  industry that the average life of comparable  mortgages,  as a result of  prepayments,  refinancing and payments from  foreclosures,  is considerably less.

              |_| Federal Home Loan Mortgage  Corporation  Certificates.  FHLMC,  a corporate  instrumentality  of the
United  States,  issues  FHLMC  Certificates  representing  interests  in mortgage  loans.  FHLMC  guarantees  to each registered holder of a FHLMC Certificate  timely payment of the amounts  representing a holder's  proportionate  share in:

(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments, and
(iii)    the ultimate  collection of amounts  representing the holder's  proportionate  interest in principal payments on the mortgage  loans in the pool  represented  by the FHLMC  Certificate,  in each case whether or not such amounts are actually received.

         The  obligations  of FHLMC under its  guarantees  are  obligations  solely of FHLMC and are not backed by the full faith and credit of the United States.

              |_|   Federal   National   Mortgage    Association   (Fannie   Mae)   Certificates.    Fannie   Mae,   a
federally-chartered  and  privately-owned  corporation,  issues Fannie Mae Certificates  which are backed by a pool of mortgage  loans.  Fannie Mae guarantees to each  registered  holder of a Fannie Mae  Certificate  that the holder will receive amounts  representing the holder's  proportionate  interest in scheduled principal and interest payments,  and any principal  prepayments,  on the mortgage  loans in the pool  represented by such  Certificate,  less servicing and guarantee  fees,  and the holder's  proportionate  interest in the full  principal  amount of any  foreclosed or other liquidated  mortgage loan. In each case the guarantee applies whether or not those amounts are actually received.  The obligations  of Fannie Mae under its guarantees  are  obligations  solely of Fannie Mae and are not backed by the full faith and credit of the United States or any of its agencies or instrumentalities other than Fannie Mae.

              |_| Brady  Bonds.  The Fund can invest in U.S.  dollar-denominated  "Brady  Bonds."  These  foreign debt obligations may be fixed-rate par bonds or floating-rate  discount bonds.  They are generally  collateralized  in full as to repayment of principal at maturity by U.S.  Treasury zero coupon  obligations that have the same maturity as the
Brady  Bonds.  Brady  Bonds can be  viewed  as  having  three or four  valuation  components:  (i) the  collateralized repayment of principal at final  maturity;  (ii) the  collateralized  interest  payments;  (iii) the  uncollateralized interest payments; and (iv) any uncollateralized  repayment of principal at maturity.  Those uncollateralized  amounts constitute what is called the "residual risk" of the bonds.
         If there is a default on collateralized  Brady Bonds resulting in acceleration of the payment  obligations of the issuer,  the zero coupon U.S.  Treasury  securities  held as collateral  for the payment of principal  will not be distributed  to investors,  nor will those  obligations be sold to distribute  the proceeds.  The  collateral  will be held by the  collateral  agent to the  scheduled  maturity of the  defaulted  Brady Bonds.  The  defaulted  bonds will continue to remain  outstanding,  and the face amount of the collateral  will equal the principal  payments that would have then been due on the Brady  Bonds in the normal  course.  Because  of the  residual  risk of Brady  Bonds and the history of defaults with respect to commercial  bank loans by public and private  entities of countries  issuing Brady
Bonds, they are considered speculative investments.

              |_|  Special  Risks of  Lower-Grade  Securities.  While the Fund  currently  can invest a portion of its assets in lower-grade debt  securities,  the Fund currently does not intend to invest more than 5% of its total assets in these  securities.  Because  lower-rated  securities tend to offer higher yields than investment grade  securities, the Fund may invest in lower-grade  securities if the  Sub-Advisor  is trying to achieve  greater income (and, in some cases,  the appreciation  possibilities  of lower-grade  securities might be a reason they are selected for the Fund's portfolio).

         "Lower-grade"  debt securities are those rated below "investment  grade" which means they have a rating lower than  "Baa" by  Moody's  or lower than  "BBB" by  Standard  & Poor's or Fitch,  or  similar  ratings  by other  rating organizations.  If they are  unrated,  and are  determined  by the  Sub-Advisor  to be of  comparable  quality to debt securities  rated below investment  grade,  they are included in the limitation on the percentage of the Fund's assets that can be  invested  in  lower-grade  securities.  The  Fund can  invest  in  securities  rated as low as "C" or "D"
although the Fund does not intend to invest in securities that are in default at the time the Fund buys them.

         Some of the special  credit risks of  lower-grade  securities  are  discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment  grade  securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.  An overall  decline in values in the high yield bond  market is also more  likely  during a period of a general  economic downturn.  An economic  downturn or an increase  in interest  rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the  ability of issuers to pay  interest or repay  principal.  In the case of foreign  high yield  bonds,  these risks are in  addition  to the  special  risks of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on these  investments may reduce some of the risks to the Fund, as will the
Fund's  policy of  diversifying  its  investments.  Additionally,  to the extent  they can be  converted  into  stock, convertible  securities  may present less of these risks than  non-convertible  high yield  bonds,  since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment grade and are not  regarded  as  junk  bonds,  those  securities  may be  subject  to  special  risks,  and  have  some  speculative characteristics.

         |X| Money Market  Instruments.  The following is a brief  description of the types of money market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term debt instruments that are issued by the U.S.  Government,  foreign governments,  domestic or foreign  corporations,  banks or other entities.  The Fund can buy money market  instruments  denominated in U.S. dollars or foreign  currency.  They have a maturity of one year or less and may have fixed, variable or floating interest rates.

              |_|  U.S.  Government   Securities.   These  include  obligations  issued  or  guaranteed  by  the  U.S.
Government or any of its agencies or instrumentalities.

              |_|  Bank  Obligations.  The  Fund  may  buy  time  deposits,   certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than overnight  deposits,  may be subject to withdrawal notices and penalties and, if so, they are deemed to be "illiquid" investments.

         The Fund can purchase bank  obligations that are fully insured by the Federal Deposit  Insurance  Corporation
("FDIC"). The FDIC insures the deposits of member banks up to $100,000 per account.  Insured bank obligations may have a limited market and a particular  investment of this type may be deemed  "illiquid"  unless the Board of Directors of the Fund determines that a readily-available  market exists for that particular  obligation,  or unless the obligation is payable at principal amount plus accrued interest on demand or within seven days after demand.

              |_|  Commercial  Paper.  The Fund can  invest in  commercial  paper,  if it is rated  within the top two rating  categories  of Standard & Poor's and  Moody's.  If the paper is not rated,  it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial paper, including U.S.  dollar-denominated  securities of foreign branches of U.S.
banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and  interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

              |_| Variable  Amount  Master Demand Notes.  Master  demand notes are corporate  obligations  that permit the investment of fluctuating amounts by the Fund at varying rates of interest under direct  arrangements  between the
Fund,  as lender,  and the  borrower.  They permit daily  changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement,  or to decrease the amount.  The  borrower may prepay up to the full amount of the note  without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because  these notes are direct  lending  arrangements  between the lender and  borrower,  it is not expected that there  will be a trading  market for them.  There is no  secondary  market  for these  notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem  such notes is  dependent  upon the  ability of the  borrower  to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer  from whom these  notes will be  purchased.  However,  in connection  with such purchases and on an ongoing basis,  the Sub-Advisor  will consider the earning power,  cash flow and other  liquidity  ratios of the  issuer,  and its ability to pay  principal  and  interest on demand,  including a situation  in which all holders of such notes made  demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid  securities,  described in the  Prospectus.  The Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

         |X|  Investing  in Small,  Unseasoned  Companies.  The Fund can  invest in  securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They may have a limited  trading  market,  which may adversely  affect the Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other investors that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund  might  receive a lower  price for its  holdings  than  might  otherwise  be obtained.

         |X|  "When-Issued"   and   "Delayed-Delivery"   Transactions.   The  Fund  can  invest  in  securities  on  a
"when-issued"  basis and can  purchase or sell  securities  on a  "delayed-delivery"  or "forward  commitment"  basis.
When-issued and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date  (generally within 45 days of the date the offer is  accepted).  The  securities  are  subject  to  change  in value  from  market fluctuations  during the period  until  settlement.  The value at delivery may be less than the  purchase  price.  For example,  changes in interest rates in a direction other than that expected by the Sub-Advisor  before settlement will affect  the  value of such  securities  and may cause a loss to the Fund.  During  the  period  between  purchase  and settlement,  no payment is made by the Fund to the  issuer.  No income  begins to accrue to the Fund on a  when-issued security until the Fund receives the security at settlement of the trade.

         The Fund  will  engage  in  when-issued  transactions  to  secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery  transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its  investment  objective  and  policies for delivery  pursuant to options  contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into  delayed-delivery  or when-issued  purchase  transactions to acquire  securities,  it may dispose of a commitment prior to  settlement.  If the Fund  chooses to dispose of the right to  acquire a  when-issued  security  prior to its acquisition  or to dispose of its right to delivery or receive  against a forward  commitment,  it may incur a gain or loss.
         At  the  time  the  Fund  makes  the  commitment  to  purchase  or  sell  a  security  on  a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale  transaction,  it records the  proceeds to be  received.  The Fund will  identify  on its books  liquid  assets at least equal in value to the value of the Fund's  purchase  commitments until the Fund pays for the investment.

         When-issued  and  delayed-delivery  transactions  can be used by the Fund as a defensive  technique  to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It may do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from  sales of Fund  shares,  or pending  the  settlement  of  portfolio  securities  transactions,  or for  temporary defensive purposes.

         In a repurchase  transaction,  the Fund buys a security from, and  simultaneously  resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the  repurchase  agreement is in effect.
Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit  requirements  set by the Manager from time to time.

         The  majority of these  transactions  run from day to day,  and  delivery  pursuant  to the resale  typically occurs  within  one to five days of the  purchase.  Repurchase  agreements  having a  maturity  beyond  seven days are subject  to the  Fund's  limits on  holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in  effect,  the value of the  collateral  must  equal or  exceed  the  repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in  disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do so. The
Sub-Advisor  will  monitor the vendor's  creditworthiness  to confirm  that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its holdings of a restricted  security not registered  under the Securities  Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund  must  arrange  registration  because  the Fund  wishes to sell the  security,  a considerable  period may elapse  between the time the  decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price  fluctuation  during that period.

         The  Fund  can  also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of  restricted  securities,  as stated in the  Prospectus.
Those  percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities  have been determined  to be liquid by the Manager  under  Board-approved  guidelines.  Those  guidelines  take into  account the trading  activity for such securities and the availability of reliable pricing  information,  among other factors.  If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's holdings of that security may be considered to be illiquid.

         |X|  Loans  of  Portfolio  Securities.  The  Fund  can lend its  portfolio  securities  to  certain  types of eligible  borrowers  approved by the Board of  Directors.  It may do so to try to provide  income or to raise cash for liquidity purposes.  There are some risks in connection with securities lending.  The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  Government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank must both be satisfactory to the Fund.

         When it  lends  securities,  the  Fund  receives  amounts  equal  to the  dividends  or  interest  on  loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be  shared  with the  borrower.  The Fund may also pay  reasonable  finder's,  custodian  and  administrative  fees in connection  with these loans.  The terms of the Fund's  loans must meet  applicable  tests under the Internal  Revenue
Code and  must  permit  the  Fund to  reacquire  loaned  securities  on five  days'  notice  or in time to vote on any important matter.

         |X|  Hedging.  Although  the Fund can use hedging  instruments,  it is not  obligated  to use them in seeking its objective.  While the Fund uses forward contracts to hedge its exposure to foreign currency fluctuations,  it does not currently  contemplate  using other  hedging  techniques to any  significant  degree.  The Fund can use hedging to attempt  to  protect  against  declines  in the market  value of the  Fund's  portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities which have  appreciated,  or to facilitate  selling  securities for investment reasons. To do so, the Fund could:
         o    sell futures contracts,
         o    buy puts on futures or on securities, or
         o    write covered calls on securities or futures.

         The Fund can use hedging to  establish  a position in the  securities  market as a temporary  substitute  for purchasing  particular  securities.  In that case the Fund would  normally  seek to purchase the  securities  and then terminate  that  hedging  position.  The Fund might also use this type of hedge to  attempt  to  protect  against  the possibility  that its portfolio  securities  would not be fully  included in a rise in value of the market.  To do so, the Fund could:
         o    buy futures, or
         o    buy calls on futures or on securities.

         The Fund's  strategy  of hedging  with  futures  and  options on  futures  will be  incidental  to the Fund's activities in the underlying cash market.  The particular  hedging  instruments the Fund can use are described  below.
The Fund may employ new hedging  instruments and strategies when they are developed,  if those investment  methods are consistent  with the Fund's  investment  objective and are  permissible  under  applicable  regulations  governing the
Fund.

              |_| Futures.  The Fund can buy and sell futures  contracts that relate to (1)  broadly-based  securities indices (these are referred to as "financial  futures"),  (2) debt securities (these are referred to as "interest rate futures") and (3) foreign currencies (these are referred to as "forward contracts").

         A  broadly-based  stock  index is used as the basis for  trading  stock  index  futures.  In some cases these indices may be based on stocks of issuers in a  particular  industry  or group of  industries.  A stock index  assigns relative  values to the common  stocks  included in the index and its value  fluctuates  in response to the changes in value of the underlying  stocks.  A stock index cannot be purchased or sold  directly.  These  contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the futures  transaction.  There is no delivery made of the underlying  securities to settle the futures obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver  (and the  purchaser  to take) cash or a specified type of debt security to settle the futures  transaction.  Either party could also enter into an  offsetting  contract to close out the position.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment  with the futures  commission  merchant
(the "futures  broker").  Initial  margin  payments  will be deposited  with the Fund's  custodian  bank in an account registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that  account only under specified  conditions.  As the  future is  marked-to-market  (that is, its value on the Fund's  books is  changed)  to reflect changes in its market value,  subsequent margin payments,  called variation margin,  will be paid to or by the futures broker daily.

         At any time prior to  expiration  of the  future,  the Fund may elect to close out its  position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax  purposes.  All futures  transactions  are effected  through a  clearinghouse  associated with the exchange on which the contracts are traded.
              |_| Put and Call  Options.  The Fund can buy and sell  certain  kinds of put options  ("puts")  and call options  ("calls").  The Fund can buy and sell  exchange-traded  and  over-the-counter  put and call options including index options, securities options, currency options and options on futures contracts.

              |_|  Writing  Covered  Call  Options.  The Fund can write (that is,  sell)  covered  calls.  If the Fund sells a call option, it must be covered.  For a call on a security,  that means the Fund must own the security subject to the call  while the call is  outstanding.  For  calls on  futures  or stock  indices,  that  means the call must be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised.

         When the Fund writes a call, it receives cash (a premium).  The Fund agrees to sell the  underlying  security to a  purchaser  of a  corresponding  call on the same  security  during  the call  period at a fixed  exercise  price regardless of market price changes during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the  underlying  security.  The Fund has the risk of loss that the price of the  underlying  security may decline  during the call period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the investment  does not rise above the call price,  it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives  cash (a premium).  If the buyer of the call  exercises it,  the Fund  will pay an  amount of cash  equal to the  difference  between  the  closing  price of the call and the exercise  price,  multiplied  by a specified  multiple that  determines  the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price, it is likely that the call will lapse without being exercised.  In that case the Fund would keep the cash premium.  Settlement for puts and calls on  broadly-based  stock  indices is in cash.  Gain or loss  depends on changes in the index in question  (and thus on price movements in the stock market generally).

         To terminate  its  obligation  on a call it has  written,  the Fund may  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium  received on the call the Fund wrote is more or less than the price  of the call the  Fund  purchases  to close  out the  transaction.  The Fund may  realize  a profit  if the call expires  unexercised,  because the Fund will retain the premium it received  when it wrote the call.  Any such profits are considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When distributed  by the  Fund  they are  taxable  as  ordinary  income.  If the Fund  cannot  effect  a  closing  purchase transaction  due to the lack of a market,  it will have to hold the  escrowed  assets in escrow until the call expires or is exercised.

         The Fund's  custodian  bank,  or a securities  depository  acting for the  custodian,  will act as the Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the
Fund has written calls traded on exchanges or as to other acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary
U.S.  Government  securities  dealer  which will  establish a formula  price at which the Fund will have the  absolute right to  repurchase  that OTC  option.  The  formula  price  will  generally  be based on a multiple  of the  premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying security (that is, the option is "in the money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its  restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

              |_|  Writing  Put  Options.  The Fund can sell  put  options.  A put  option  on  securities  gives  the purchaser the right to sell,  and the writer the right to buy, the  underlying  security at the exercise  price during the option  period.  The Fund will not write puts that  require  more than 50% of its net assets to be  segregated  to cover the put options the Fund has written.

         If the Fund  writes a put,  the put must be  covered  by  segregated  liquid  assets.  The  premium  the Fund receives from writing a put represents a profit,  as long as the price of the underlying  investment  remains equal to or above the exercise  price of the put.  However,  the Fund also assumes the  obligation  during the option period to settle the  transaction in cash with the buyer of the put at the exercise  price,  even if the value of the underlying investment falls below the exercise price.

         If a put the Fund has  written  expires  unexercised,  the Fund  realizes a gain in the amount of the premium less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation to settle in cash at the  exercise  price.  That price will  usually  exceed the market value of the  investment  at that time.  In that case,  the Fund might incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment  and the premium  received  less the sum of the  exercise  price and any transaction costs the Fund incurred.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer  through which the put was sold.  That notice will require the Fund to settle the transaction in cash at the exercise price.  The Fund has no control over when it may be required to settle the  transaction,  since it may be assigned an exercise  notice at any time prior to the  termination  of its  obligation  as the writer of the put. That obligation  terminates  upon  expiration of the put. It may also terminate if, before it receives an exercise  notice, the Fund effects a closing  purchase  transaction  by  purchasing  a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may  decide to effect a closing  purchase  transaction  to  realize a profit on an  outstanding  put option it has written or to prevent the  underlying  security  from being put.  Effecting a closing  transaction  will also permit the Fund to write  another put option on the security or to sell the  security  and use the proceeds  from the sale for other investments.  The Fund will realize a profit or loss from a closing purchase transaction  depending on whether the cost of the  transaction  is less or more than the premium  received  from writing the put option.  Any profits from writing puts are considered  short-term  capital gains for federal tax purposes,  and when distributed by the Fund, are taxable as ordinary income.

              |_|  Purchasing  Calls and Puts.  The Fund can purchase calls to protect  against the  possibility  that the Fund's portfolio will not participate in an anticipated rise in the securities  market.  When the Fund buys a call
(other than in a closing purchase  transaction),  it pays a premium. The Fund then has the right to buy the underlying investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed exercise price.  The Fund  benefits  only if it sells the call at a profit or if,  during the call period,  the market price of the underlying  investment is above the sum of the call price plus the transaction  costs and the premium paid for the call and the  Fund  exercises  the  call.  If the Fund  does not  exercise  the call or sell it  (whether  or not at a profit),  the call will become  worthless  at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to buy the underlying investment.

         The Fund can buy puts  whether or not it holds the  underlying  investment  in its  portfolio.  When the Fund purchases  a put,  it pays a  premium  and,  except  as to puts on  indices,  has the  right  to sell  the  underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on an investment  the Fund does not own (such as an index or future)  permits the Fund either to resell the put or to buy the  underlying  investment  and sell it at the  exercise  price.  The resale price will vary inversely to the price of the underlying  investment.  If the market price of the  underlying  investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         Buying a put on  securities  or futures the Fund owns  enables the Fund to attempt to protect  itself  during the put period  against a decline in the value of the  underlying  investment  below the exercise price by selling the underlying  investment  at the  exercise  price  to a  seller  of a  corresponding  put.  If the  market  price of the underlying  investment is equal to or above the exercise  price and, as a result,  the put is not exercised or resold, the put will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However,  the Fund may sell the put prior to its expiration.  That sale may or may not be at a profit.

         If the Fund  exercises a call on an index during the call  period,  a seller of a  corresponding  call on the same  investment  will pay the Fund an amount of cash to settle the call if the closing  level of the stock index upon which  the call is  based  is  greater  than  the  exercise  price of the  call.  That  cash  payment  is equal to the difference  between the closing price of the call and the exercise  price of the call times a specified  multiple (the
"multiplier") which determines the total dollar value for each point of difference.

         When the Fund buys a put on a stock  index or  future,  it pays a  premium.  It has the right  during the put period to require a seller of a  corresponding  put, upon the Fund's  exercise of its put, to deliver cash to the Fund to settle  the put if the  closing  level of the stock  index  upon  which the put is based is less than the  exercise price of the put.  That cash payment is  determined  by the  multiplier,  in the same manner as described  above as to calls.

         When the Fund  purchases  a put on a stock  index,  the put  protects  the Fund to the extent  that the index moves in a similar  pattern to the  securities  the Fund holds.  The Fund can resell the put.  The resale price of the put  will  vary  inversely  with  the  price of the  underlying  investment.  If the  market  price of the  underlying investment is above the exercise  price,  and as a result the put is not exercised,  the put will become  worthless on the  expiration  date. In the event of a decline in price of the  underlying  investment,  the Fund could  exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

              |_|  Buying and  Selling  Options  on  Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts and calls that  trade on a  securities  or  commodities  exchange  or in the over-the-counter  markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities  and  increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the  Manager  anticipates  a rise in the dollar  value of a foreign  currency  in which  securities  to be acquired are  denominated,  the increased cost of those  securities  might be partially  offset by purchasing calls or writing puts on that  foreign  currency.  If the  Sub-Advisor  anticipates  a decline in the dollar value of a foreign currency,  the decline in the dollar  value of  portfolio  securities  denominated  in that  currency may be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign  currency is "covered" if the Fund owns the underlying  foreign  currency covered by the call or has an absolute and immediate right to acquire that foreign  currency  without  additional cash consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank)
upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could  write a call on a foreign  currency to provide a hedge  against a decline in the U.S.  dollar value of a  security  which  the Fund owns or has the  right to  acquire  and  which is  denominated  in the  currency underlying  the  option.  That  decline  might be one that occurs due to an expected  adverse  change in the  exchange rate.  This is  known  as a  "cross-hedging"  strategy.  In  those  circumstances,  the  Fund  covers  the  option  by maintaining  cash, U.S.  Government  securities or other liquid,  high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

              |_| Risks of  Hedging  with  Options  and  Futures.  The use of  hedging  instruments  requires  special skills and  knowledge  of  investment  techniques  that are  different  than what is  required  for  normal  portfolio management.  If the Sub-Advisor uses a hedging  instrument at the wrong time or judges market conditions  incorrectly, hedging  strategies may reduce the Fund's return.  The Fund could also experience  losses if the prices of its futures and options  positions were not correlated  with its other  investments.  The Fund's option  activities may affect its costs.

         The Fund's  option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio  securities,  thus increasing its turnover  rate.  The  exercise  by the Fund of puts on  securities  will  cause  the sale of  underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether  to  exercise  a put it holds is within  the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons that would not exist in the absence of the put.

         The Fund might have to pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection with the exercise of a call or put. Those  commissions  could be higher on a  relative  basis  than the  commissions  for  direct  purchases  or sales of the  underlying  investments.
Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently,  put and call options  offer large  amounts of leverage.  The  leverage  offered by trading in options  could result in the
Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be  required  to sell the  investment  at the  call  price.  It will not be able to  realize  any  profit  if the investment has increased in value above the call price.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any  particular  option.  The
Fund might  experience  losses if it could not close out a position  because of an  illiquid  market for the future or option.

         There is a risk in using short hedging by selling  futures or  purchasing  puts on  broadly-based  indices or futures to attempt to protect against declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the
Fund's  securities.  For example,  it is possible that while the Fund has used hedging  instruments  in a short hedge, the  market  might  advance  and the value of the  securities  held in the Fund's  portfolio  might  decline.  If that occurred,  the Fund would lose money on the  hedging  instruments  and also  experience  a decline in the value of its portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree,  over time the value of a diversified  portfolio of securities  will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition of the Fund's  portfolio  diverges from the securities  included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged. It might do so if the  historical  volatility  of the  prices  of the  portfolio  securities  being  hedged  is more  than  the historical volatility of the applicable index.

         The  ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions,  due to differences  in the nature of those  markets.  First,  all  participants  in the futures  market are subject to margin deposit and  maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts through offsetting  transactions which could distort the normal relationship  between the cash and futures  markets.  Second,  the liquidity of the futures market depends on  participants  entering into offsetting transactions  rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery, liquidity  in the futures  market  could be  reduced,  thus  producing  distortion.  Third,  from the point of view of speculators,  the deposit  requirements  in the  futures  market are less  onerous  than  margin  requirements  in the securities  markets.  Therefore,  increased  participation  by speculators  in the futures market may cause  temporary price distortions.

         The Fund can use  hedging  instruments  to  establish  a position  in the  securities  markets as a temporary substitute  for the purchase of  individual  securities  (long  hedging) by buying  futures or calls on  broadly-based indices or on  securities.  It is  possible  that when the Fund does so the  market  might  decline.  If the Fund then concludes  not to invest in  securities  because  of  concerns  that the  market  might  decline  further or for other reasons,  the Fund will  realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              |_| Forward  Contracts.  Forward  contracts are foreign currency  exchange  contracts.  They are used to buy or sell foreign  currency for future  delivery at a fixed price.  The Fund uses them to "lock in" the U.S.  dollar price of a  security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to  protect  against possible  losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure  in  foreign  currency  exchange  contracts  in a  particular  foreign  currency  to the amount of its assets denominated in that currency or a closely-correlated  currency.  The Fund may also use "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and  another  party  agrees to sell,  a specific currency at a future  date.  That date may be any fixed  number of days from the date of the  contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward  contracts to protect  against  uncertainty in the level of future  exchange  rates.
The use of forward  contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce  the risk of loss  from a  decline  in the  value of the  hedged  currency,  at the same  time  they  limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters  into a  contract  for the  purchase  or sale of a  security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments  in a foreign  currency,  the Fund  might  desire to
"lock-in" the U.S.  dollar price of the security or the U.S.  dollar  equivalent of the dividend  payments.  To do so, the Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the  underlying  transaction,  in a fixed amount of U.S.  dollars per unit of the foreign  currency.  This is called a
"transaction  hedge."  The  transaction  hedge will  protect  the Fund  against a loss from an  adverse  change in the currency  exchange  rates  during the period  between the date on which the  security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes that foreign  currency might suffer a substantial  decline  against the U.S. dollar,  it could enter into a forward contract to sell an amount of that foreign currency  approximating the value  of some or all of the  Fund's  portfolio  securities  denominated  in that  foreign  currency.  When  the  Fund believes that the U.S.  dollar might suffer a substantial  decline against a foreign  currency,  it could enter into a forward  contract to buy that foreign currency for a fixed dollar amount.  Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the
U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio  securities of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying to its custodian bank assets having a value equal to the aggregate  amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.  However,  to avoid excess transactions and transaction  costs, the Fund may maintain a net exposure to forward  contracts in excess of the value of the Fund's  portfolio  securities  or other  assets  denominated  in  foreign  currencies  if the excess  amount is
"covered"  by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.

         As one  alternative,  the Fund may  purchase a call  option  permitting  the Fund to  purchase  the amount of foreign  currency  being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign  currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

         The  precise  matching  of the amounts  under  forward  contracts  and the value of the  securities  involved generally will not be possible  because the future value of securities  denominated in foreign  currencies will change as a consequence of market  movements  between the date the forward  contract is entered into and the date it is sold.
In some cases,  the Sub-Advisor  might decide to sell the security and deliver foreign currency to settle the original purchase  obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot"  (that is,  cash)
market to settle the  security  trade.  If the market  value of the  security  instead  exceeds  the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security.  There will be additional  transaction  costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward  contracts involve the risk that anticipated  currency movements  will not be  accurately  predicted,  causing  the Fund to  sustain  losses  on these  contracts  and to pay additional  transactions  costs.  The use of forward  contracts in this manner might reduce the Fund's  performance if there are  unanticipated  changes in currency  prices to a greater  degree than if the Fund had not entered  into such contracts.

         At or before the maturity of a forward  contract  requiring the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation to deliver the currency by  purchasing a second  contract.
Under that  contract the Fund will  obtain,  on the same  maturity  date,  the same amount of the currency  that it is obligated  to deliver.  Similarly,  the Fund might close out a forward  contract  requiring it to purchase a specified currency  by  entering  into a second  contract  entitling  it to sell the same  amount  of the same  currency  on the maturity  date of the first  contract.  The Fund  would  realize a gain or loss as a result of  entering  into such an offsetting  forward  contract  under  either  circumstance.  The gain or loss will  depend on the  extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts varies with factors such as the currencies  involved, the length of the contract period and the market  conditions then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty  under each forward contract.

         Although  the Fund  values  its assets  daily in terms of U.S.  dollars,  it does not  intend to convert  its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund may convert foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the  difference  between the prices at which they buy and sell  various  currencies.
Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser  rate of exchange if the Fund desires to resell that currency to the dealer.

              |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and options on futures,  the Fund is required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established by the Commodities  Futures Trading  Commission (the "CFTC").  In particular,  the Fund is exempted from  registration with the CFTC as a "commodity  pool  operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the
CFTC.  The Rule does not limit the  percentage  of the Fund's  assets that may be used for futures  margin and related options  premiums  for a bona fide  hedging  position.  However,  under the Rule,  the Fund must  limit its  aggregate initial  futures  margin and  related  options  premiums  to not more than 5% of the  Fund's  net  assets for  hedging strategies that are not considered  bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund must also use short futures and options on futures  solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions  in options by the Fund are subject to  limitations  established  by the option  exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of investors acting in concert.  Those  limits  apply  regardless  of whether the options  were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be  affected  by options  written or held by other entities,  including other investment  companies having the same advisor as the Fund (or an advisor that is an  affiliate  of the Fund's  advisor  or  Sub-Advisor).  The  exchanges  also  impose  position  limits on futures transactions.  An exchange may order the  liquidation  of  positions  found to be in violation of those limits and may impose certain other sanctions.

         Under the  Investment  Company Act, when the Fund  purchases a future,  it must maintain  liquid assets in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

              |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign currency  exchange  contracts in which the Fund may invest are treated as "Section 1256  contracts"  under the Internal  Revenue  Code. In general,  gains or losses  relating to Section 1256  contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from  Section  1256  contracts  that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the
Fund at the end of each  taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were  realized.  These  contracts  also may be  marked-to-market  for  purposes  of  determining  the  excise tax applicable  to  investment  company  distributions  and for other  purposes  under  rules  prescribed  pursuant to the
Internal  Revenue Code. An election can be made by the Fund to exempt those  transactions  from this  marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in  "straddles"  for federal income tax purposes.
The  straddle  rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle positions.  Generally,  a loss sustained on the  disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions  making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized  gain in the offsetting  positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

(1)      gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest or other  receivables  or accrues  expenses  or other  liabilities  denominated  in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or  losses  attributable  to  fluctuations  in the  value of a  foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a  foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against market gains and losses on each trade before  determining a net
"Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental policy.  Other policies described in the Prospectus or this
Statement of  Additional  Information  are  "fundamental"  only if they are  identified  as such.  The Fund's Board of
Directors  can  change  non-fundamental  policies  without  shareholder  approval.  However,  significant  changes  to investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

              o   The Fund  cannot  invest  more  than 5% of the value of its total  assets in  securities  of any one issuer. This limitation applies to 75% of the Fund's total assets.

              o The Fund cannot  purchase more than 10% of the voting  securities of any one issuer.  This  limitation applies to 75% of the Fund's total  assets.  The limit does not apply to securities  issued by the U.S.  Government or any of its agencies or instrumentalities.

              o   The Fund cannot  lend  money.  However the Fund can invest in all or a portion of an issue of bonds, debentures,  commercial  paper or other  similar  corporate  obligations.  The Fund  may  also  engage  in  repurchase agreements and may make loans of portfolio  securities,  subject to the restrictions  stated under "Loans of Portfolio
Securities."

              o   The Fund cannot  concentrate its  investments.  That means it cannot invest 25% or more of its total assets in any industry.  For the purposes of this restriction a foreign  government is considered to be an "industry."
However,  there is no limitation on investments in U.S.  Government  securities.  Moreover,  if deemed appropriate for seeking  its  investment  objective,  the  Fund  may  invest  up to 25% of  its  total  assets  in  any  one  industry classification used by the Fund for investment purposes.

              o   The Fund cannot  invest in real estate.  However,  the Fund can purchase  securities of issuers that engage in real estate operations and securities that are secured by real estate or interests in real estate.

              o The Fund cannot  invest in  companies  for the purpose of  acquiring  control or  management  of those companies.

              o   The Fund cannot underwrite  securities of other companies.  A permitted  exception is in the case it is deemed to be an  underwriter  under  the  Securities  Act of 1933 when  reselling  any  securities  held in its own portfolio.

              o   The Fund cannot  invest or hold  securities  of any issuer if officers and  directors of the Fund or its Manager or  Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the  securities of that issuer and together own more than 5% of the securities of that issuer.

              o   The Fund cannot invest in physical  commodities or physical commodity  contracts.  However, the Fund may buy and  sell  hedging  instruments  to the  extent  specified  in its  Prospectus  and  Statement  of  Additional
Information  from time to time.  The Fund can also buy and sell  options,  futures,  securities  or other  instruments backed  by  physical  commodities  or  whose  investment  return  is  linked  to  changes  in the  price  of  physical commodities.

              o   The Fund cannot  borrow  money in excess of one third of the value of the Fund's total  assets.  The
Fund can borrow only from banks and only as a temporary  measure for  extraordinary  or  emergency  purposes.  It will make no  additional  investments  while  borrowings  exceed 5% of its total  assets.  The Fund can  borrow  only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the  Investment  Company Act of
1940.

              o   The Fund  cannot  pledge  its  assets  or  assign  or  otherwise  encumber  its  assets in excess of one-third  of its net assets.  It can do so only to secure  borrowings  made within the  limitations  set forth in the
Prospectus or this Statement of Additional Information.

              o   The Fund  cannot  issue  senior  securities  (as  defined in the  Investment  Company  Act of 1940).
However,  the Fund can enter into repurchase  agreements,  borrow money in accordance with the  restrictions set forth in the  Prospectus  or this  Statement  of  Additional  Information  and  lend  portfolio  securities,  even if  those activities are deemed to involve the issuance of a senior security.

         |X|  Does the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The  Fund  has a  number  of other investment  restrictions  that are not  fundamental  policies,  which  means  that they can be changed by the Board of
Directors without shareholder approval.

              o   The Fund cannot invest in oil, gas or other mineral exploration or development programs.

              o   The Fund cannot  purchase  securities on margin (except for short-term  loans that are necessary for the clearance of purchases of portfolio  securities) or make short sales.  Collateral  arrangements in connection with transactions in futures and options are not deemed to be margin transactions.

              o   The Fund cannot invest in real estate limited partnership programs.

              o   The Fund cannot invest more than 5% of its assets in unseasoned issuers.

              o   The Fund  cannot  purchase  warrants  if more  than 5% of its  total  assets  would be  invested  in warrants.

         Unless the  Prospectus  or this  Statement of  Additional  Information  states that a percentage  restriction applies  on an  ongoing  basis,  it  applies  only at the time the Fund  makes an  investment.  The Fund need not sell securities to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the
Fund.

         For  purposes of the Fund's  policy not to  concentrate  its  investments  as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  That is not a fundamental policy.

How the Fund is Managed

Organization  and  History.  The  Fund is an  open-end,  diversified  management  investment  company  organized  as a
Maryland corporation in April 1990.

         |X|  Classes of Shares. The Board of Directors is authorized,  without  shareholder  approval,  to create new series and classes of shares.  The Directors may  reclassify  unissued  shares of the Fund into  additional  series or classes of shares.  The  Directors  also may divide or combine  the shares of a class into a greater or lesser  number of shares without  changing the  proportionate  beneficial  interest of a shareholder in the Fund.  Shares do not have cumulative  voting  rights  or  preemptive  or  subscription  rights.  Shares  may be voted in  person  or by proxy at shareholder meetings.

         The Fund  currently  has four  classes of shares:  Class A, Class B, Class C and Class N. All classes  invest in the same investment portfolio.  Only retirement plans may purchase Class N shares.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each  class has one vote at  shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of  Shareholders.  Although  the Fund is not  required by Maryland law to hold annual  meetings, it may hold shareholder  meetings from time to time on important  matters.  The Fund's  shareholders have the right to call a  meeting  to  remove  a  Director  or to  take  certain  other  action  described  in the  Fund's  Articles  of
Incorporation and By-Laws.

         The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law.
The Fund will hold a meeting when the Directors  call a meeting or upon proper  request of  shareholders.  If the Fund receives a written request of the record holders of at least 25% of the  outstanding  shares eligible to be voted at a meeting to call a meeting for a specified  purpose  (which  might  include the removal of a  Director),  the Fund will call a meeting of shareholders  for that specified  purpose.  Any Director may be removed either with or without cause by  resolution  duly adopted by the  affirmative  votes of the holders of a majority of the shares of the Fund present in person or by proxy at any meeting of Fund shareholders at which a quorum is present.

Directors  and Officers of the Fund.  The Fund's  Directors  and officers and their  positions  held with the Fund and length of service in such  position(s) and the principal  occupations and business  affiliations  during the past five years are listed below.  Each of the Directors are independent  directors,  because they have no affiliation  with the
Manager as defined in the  Investment  Company Act. The  information  for the Directors also includes the dollar range of shares of the Fund as well as the  aggregate  dollar range of shares of the Board III Funds  beneficially  owned by the  Director.  All  information  is as of December 31, 2001.  All of the  Directors are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer  Quest For  Value  Funds,  a series  fund  Rochester Portfolio Series, a series fund having one series:
having the following series:                                 Limited-Term New York Municipal Fund
     Oppenheimer Small Cap Value Fund,                 Bond Fund Series, a series fund having one series:
     Oppenheimer Quest Balanced Value Fund                   Oppenheimer Convertible Securities Fund
     Oppenheimer Quest Opportunity Value Fund          Rochester Fund Municipals
Oppenheimer Quest Global Value Fund, Inc.              Oppenheimer MidCap Fund
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.

          In addition to being a director or trustee of the Board III Funds,  Mr.  Galli is also a director or trustee of 33 other portfolios in the Oppenheimer Funds complex.

         Messrs.  Murphy, Bishop,  Farrar,  Molleur,  Wixted and Zack, and Mses. Feld and Ives who are officers of the
Fund,  respectively  hold the same  offices of the other  Board III  Funds.  As of March 1, 2002,  the  Directors  and
officers  of the Fund as a group  owned of record or  beneficially  less than 1% of each  class of shares of the Fund.
The foregoing  statement does not reflect  ownership of shares of the Fund held of record by an employee  benefit plan for employees of the Manager,  other than the shares  beneficially owned under the plan by officers of the Fund listed above. In addition,  each  Independent  Director,  and his or her family members,  do not own securities of either the
Manager or  Distributor  of the Board III Funds or any person  directly or  indirectly  controlling,  controlled by or under common control with the Manager or Distributor.

Independent Directors

-------------------------- ------------------------------------------------------- ---------------- -------------------
                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                Dollar Range     Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other        of Shares      Owned in any of
Fund and Length of Time    Directorships Held by Director / Number of Portfolios    Owned in the      the Board III
Served2                    in Fund Complex Overseen by Director                         Fund              Funds
-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------
Thomas W. Courtney,        Principal  of  Courtney   Associates,   Inc.  (venture        $0         $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of  Trivest
Directors, Director        Venture Fund (private  venture  capital fund);  former
since April, 1987          President   of   Investment    Counseling    Federated
Age: 68                    Investors,  Inc.;  Trustee  of Cash  Assets  Trust,  a
                           money  market  fund;  Director  of OCC Cash  Reserves,
                           Inc. and Trustee of OCC  Accumulation  Trust,  both of
                           which are open-end  investment  companies;  Trustee of
                           four funds for  Pacific  Capital and Tax Free Trust of
                           Arizona.  Director/trustee of 10 investment  companies
                           in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------
Paul Y. Clinton,           Principal of Clinton Management Associates, a
Director since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
 Age: 70.                  money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management                    $0           Over $100,000
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Director since June, 1998  Formerly Vice Chairman of the Manager (October 1995 -
Age: 68                    December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------
Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila                $0         $10,001 - $50,000
Director since April,      Management Corporation, the sponsoring organization
1987                       and manager, administrator and/or sub-Adviser to the
Age: 72                    following open-end investment companies, and Chairman
                           of the Board of Trustees and President of each:
                           Churchill Cash Reserves Trust, Aquila - Cascadia
                           Equity Fund, Pacific Capital Cash Assets Trust,
                           Pacific Capital U.S. Treasuries Cash Assets Trust,
                           Pacific Capital Tax-Free Cash Assets Trust, Prime
                           Cash Fund, Narragansett Insured Tax-Free Income Fund,
                           Tax-Free Fund For Utah, Churchill Tax-Free Fund of
                           Kentucky, Tax-Free Fund of Colorado, Tax-Free Trust
                           of Oregon, Tax-Free Trust of Arizona, Hawaiian
                           Tax-Free Trust, and Aquila Rocky Mountain Equity
                           Fund; Vice President, Director, Secretary, and
                           formerly Treasurer of Aquila Distributors, Inc.,
                           distributor of the above funds; President and
                           Chairman of the Board of Trustees of Capital Cash
                           Management Trust ("CCMT"), and an Officer and
                           Trustee/Director of its predecessors; President and
                           Director of STCM Management Company, Inc., sponsor
                           and adviser to CCMT; Chairman, President and a
                           Director of InCap Management Corporation, formerly
                           sub-adviser and administrator of Prime Cash Fund and
                           Short Term Asset Reserves; Director of OCC Cash
                           Reserves, Inc., and Trustee of OCC Accumulation
                           Trust, both of which are open-end investment
                           companies; Trustee Emeritus of Brown University.
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------
Brian Wruble, Trustee      Special Limited Partner (since January 1999) of           $1-$10,000     $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in distribution
                           since 1/1/97); Director (since May 2000) of Ray &
                           Berendtson, Inc. (executive search firm); Board of
                           Governing Trustees (since August 1990) of The Jackson
                           Laboratory (non-profit); Trustee (since May 1992) of
                           Institute for Advanced Study (educational institute);
                           Trustee (since May 2000) of Research Foundation of
                           AIMR (investment research, non-profit); formerly
                           Governor, Jerome Levy Economics Institute of Bard
                           College (economics research) (August 1990 - September
                           2001).  Director/trustee of 10 investment companies
                           in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------- ---------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 2001) and
President (since October 2001)                  President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company and of Oppenheimer Partnership Holdings, Inc., a holding company subsidiary of the Manager; Director (since November
                                                2001) of OppenheimerFunds Distributor, Inc., a subsidiary of the
                                                Manager; Chairman and a director (since July 2001) of Shareholder
                                                Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President and a director (since
                                                July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following investment advisory subsidiaries of the Manager: OAM Institutional,
                                                Inc. and Centennial Asset Management Corporation (since November
                                                2001), HarbourView Asset Management Corporation and OFI Private
                                                Investments, Inc. (since July 2002); President (since November 1,
                                                2001) and a director (since July 2001) of Oppenheimer Real Asset
                                                Management, Inc., an investment advisor subsidiary of the Manager; a director (since November 2001) of Trinity Investment Management
                                                Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Manager; Executive Vice President (since February 1997) of
                                                Massachusetts Mutual Life Insurance Company, the Manager's parent company; a director (since June 1995) of DBL Acquisition
                                                Corporation; formerly Chief Operating Officer (from September 2000 to June 2001) of the Manager; President and trustee (from November
                                                1999 to November 2001) of MML Series Investment Fund and MassMutual
                                                Institutional Funds, open-end investment companies; a director (from
                                                September 1999 to August 2000) of C.M. Life Insurance Company;
                                                President, Chief Executive Officer and director (from September 1999 to August 2000) of MML Bay State Life Insurance Company; a director
                                                (from June 1989 to June 1998) of Emerald Isle Bancorp and Hibernia
                                                Savings Bank, wholly-owned subsidiary of Emerald Isle Bancorp;
                                                Executive Vice President Director and Chief Operating Officer (from
                                                June 1995 to January 1997) of David L. Babson & Co., Inc., an
                                                investment advisor; Chief Operating Officer (from March 1993 to
                                                December 1996) of Concert Capital Management, Inc., an investment advisor.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------

|X|      Remuneration  of Directors.  The officers of the Fund are  affiliated  with the Manager and receive no salary or fee from the Fund. The remaining  Directors of the Fund received the  compensation  shown below.  The  compensation from the Fund was paid  during  its  fiscal  year  ended  November  30,  2001.  The table  below  also shows the total compensation  from all of the Oppenheimer  funds listed above,  including the compensation  from the Fund and from two other funds that are not  Oppenheimer  funds but for which the  Sub-Advisor  acts as investment  advisor.  That amount represents  compensation  received as a director,  trustee,  or member of a committee of the Board during the calendar year 2001.

--------------------------- ------------------------- ----------------------------- -------------------------------
                              Aggregate Compensation   Retirement Benefits Accrued         Total Compensation
Director's Name                  From the Fund 1         as Part of Fund Expenses       From all Board III Funds
                                                                                              (10 Funds)2
---------------------------- ------------------------- ----------------------------- -------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------
Paul Y. Clinton4                      $4,107                       $455                        $ 157,326
---------------------------- ------------------------- ----------------------------- -------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------
Thomas W. Courtney4                   $4,098                       $446                        $ 157,326
---------------------------- ------------------------- ----------------------------- -------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------
Robert G. Galli3                      $3,831                       $179                        $ 202,886
---------------------------- ------------------------- ----------------------------- -------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------
Lacy B. Herrmann4                     $4,259                       $607                        $ 157,326
---------------------------- ------------------------- ----------------------------- -------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------
Brian Wruble5                         $2,150                       $ 34                         $ 59,250
---------------------------- ------------------------- ----------------------------- -------------------------------

1.       Aggregate compensation includes fees and any retirement plan benefits accrued for a Director.
2.       For the 2001 calendar year. For the fiscal year ended 11/30/01.
3.       Total  compensation  for the 2001  calendar  year includes  $105,760  compensation  received for serving as a
     Trustee or Director of 33 other Oppenheimer funds.
4.       Total compensation for the 2001 calendar year includes $60,200  compensation  received paid by two funds (OCC
     Cash Reserves, Inc. and OCC Accumulation Trust) for which the Sub-Advisor acts as the investment advisor.
5.       Elected to the board on 4/01/01

         |X|  Retirement  Plan for  Directors.  The Fund has adopted a retirement  plan that  provides for payments to retired Directors.  Payments are up to 80% of the average  compensation paid during a Director's five years of service in which the highest  compensation  was  received.  A Director  must serve as Director  for any of the Board III Funds listed above for at least 15 years to be eligible for the maximum payment.  Each Director's  retirement  benefits will depend on the amount of the  Director's  future  compensation  and length of  service.  Therefore  the amount of those benefits  cannot be determined at this time, nor can we estimate the number of years of credited  service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of March 1,  2002 the only  persons  who  owned of  record or were  known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares was:

         Unified Fund Services,  Inc., 431 North Pennsylvania Street,  Indianapolis,  Indiana 46204-1806,  which owned
3,670,595.236 Class A shares (representing 22.97% of the Class A shares then outstanding);
         Reliastar Life Insurance Co., P.O. Box 59191,  Minneapolis,  MN 55459, which owned 954,752.409 Class A shares
(representing 5.97% of the Class A shares then outstanding); and

         Merrill  Lynch  Pierce  Fenner & Smith,  Inc.,  4800 Deer Lake Drive  East,  Floor 3,  Jacksonville,  Florida
32246-6484, which owned 238,639.313 Class C shares (representing 8.70% of the Class C shares then outstanding);

         Sterling Trust Company Copper & Brass  International  401-K Plan, 1380 Lawrence Street,  Suite 1400,  Denver,
Colorado  80204-2060,  which  owned  9,286.727  Class  N  shares  (representing  15.70%  of the  Class N  shares  then outstanding);

         Compass Medical P.C. 401-K Plan, 500 Belmont Street, Suite 150, Brockton, Massachusetts 02301-4953, which owned 8,516.743 Class N shares (representing 14.40% of the Class N shares then outstanding);

         Daniel Thies & Steven Knierim & Bradd Brown Trustees OPN Architects Inc. 401-K Plan, 625 1st Street, Suite
460, Cedar Rapids, Iowa 52401-2032, which owned 8,460.628 Class N shares (representing 14.30% of the Class N shares then outstanding);

         Symcom Inc. 401-K Plan, 2880 N. Plaza Drive, Rapid City, South Dakota 57702-9304, which owned 5,543.199
Class N shares (representing 9.37% of the Class N shares then outstanding);

         RJ Fletcher & Pearson Spaght Trustees FBO Pearson Spaght, 222 Berkeley Street, Boston, Massachusetts
02116-3748, which owned 4,722.604 Class N shares (representing 7.98% of the Class N shares then outstanding);

         Donald Torborg IRA, 11154 W. Pacific Street, Lakewood, Colorado 80227-1912, which owned 4,473.399 Class N shares (representing 7.56% of the Class N shares then outstanding); and

         Reliance Trust Company Trustee Mesa Industries, Inc., 3300 Northeast Expressway, Suite 200, Atlanta,
Georgia 30341-3941, which owned 4,433.311 Class N shares (representing 7.49% of the Class N shares then outstanding).

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

|X|      Code of Ethics.  The Fund, the Manager and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take  advantage  of the  Fund's  portfolio  transactions.  Covered  persons  include  persons  with  knowledge  of the investments  and  investment  intentions of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the  Fund,  subject  to a number of  restrictions  and  controls.  Compliance  with the Code of  Ethics  is  carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You can
obtain  information  about the hours of operation of the Public  Reference Room by calling the SEC at  1-202-942-8090.
The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's  EDGAR  database at the SEC's  Internet  web site at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a  duplicating  fee, by
                                  ------------------
electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public Reference
                                                     -------------------
Section, Washington, D.C. 20549-0102.

         |X| The Investment  Advisory  Agreement.  The Manager provides  investment  advisory and management  services to the Fund under an investment  advisory  agreement  between the Manager and the Fund. The Manager handles the Fund's day-to-day  business  and the  agreement  permits  the  Manager  to enter  into  sub-advisory  agreements  with  other registered  investment  advisors to obtain specialized  services for the Fund, as long as the Fund is not obligated to pay any  additional  fees for those  services.  The  Manager  has  retained  the  Sub-Advisor  pursuant  to a separate
Sub-Advisory  Agreement,  described  below,  under which the Sub-Advisor  buys and sells portfolio  securities for the
Fund.  The  portfolio  managers of the Fund are employed by the  Sub-Advisor  and are the persons who are  principally responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate  office space,  facilities and  equipment.  It also requires the Manager to provide and supervise the activities of all administrative  and clerical  personnel  required to provide effective  administration for the Fund to the extent that those services are not provided under the Administration Agreement described below.

         The Fund pays expenses not  expressly  assumed by the Manager under the advisory  agreement.  The  investment advisory  agreement  lists  examples of expenses paid by the Fund. The major  categories  relate to calculation of the
Fund's net asset values per share,  interest,  taxes,  brokerage  commissions,  fees to certain  Directors,  legal and audit expenses,  custodian and transfer agent expenses,  share issuance costs, certain printing and registration costs and  non-recurring  expenses,  including  litigation  costs.  The management  fees paid by the Fund to the Manager are calculated  at the rates  described  in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative  proportion  of the Fund's net assets  represented by that class.

         The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

         The agreement  permits the Manager to act as investment  advisor for any other  person,  firm or  corporation and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment  advisor or general  distributor.  If the Manager  shall no longer act as investment  advisor to the Fund, the Manager may withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value" as part of its name.
|X| Annual Approval of Investment  Advisory  Agreement and Subadvisory  Agreement.  Each year, the Board of Directors, including a majority of the  Independent  Directors,  is  required to approve the renewal of the  Investment  Advisory
Agreement  and the  Subadvisory  Agreement.  The  Investment  Company Act requires that the Board request and evaluate and the Manager  provide such  information  as may be  reasonably  necessary  to evaluate the terms of the  investment advisory  agreements.  The board employs an independent  consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices;
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the
                  Manager; and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager and the Sub-Advisor must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager and the Sub-Advisor is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Directors meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In  arriving  at a  decision,  the Board did not  single out any one factor or group of factors as being more important than other factors,  but considered all factors  together.  The Board judged the terms and conditions of the
Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

         |X| The Administration  Agreement.  Under an Administration  Agreement between the Fund and the Manager,  the
Manager performs certain administrative  services to the Fund not covered by the investment advisory agreement.  Those services  include the  determination  of the Fund's net assets values,  the  compilation  and maintenance of books and records,  preparation  of  proxy  materials,  annual  and  semi-annual  reports,  and  the  preparation  of  financial information  and other data required for the Fund's reports to the Securities and Exchange  Commission.  Additionally,
the  Manager  must  respond to  shareholder  inquiries  relating  to the Fund or refer them to the Fund's  officers or transfer  agents.  Under the Agreement,  the Manager  furnishes the Fund with office space,  facilities and equipment, and arranges for its employees to serve as officers of the Fund.

         The  Administration  Agreement has been approved by the Fund's Board of Directors and a vote of  shareholders of the Fund and  remains  in  effect  after  its  initial  two-year  term as long as it is  annually  approved  by the disinterested Directors of the Fund. Prior to November 22, 1995, the Sub-Advisor served as administrator to the Fund.

------------------------------------ ------------------------------------------ -------------------------------------
                                              Management Fees Paid to             Administrative Fees Paid to the
     Fiscal Year ended 11/30:         OppenheimerFunds, Inc. under Investment     Manager Under the Administrative
                                                Advisory Agreement                           Agreement
------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------
               1999                                       $3,738,803                            $ 1,263,857
------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------
               2000                                 $3,743,218                               $1,265,418
------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------
               2001                                 $3,120,282                               $1,044,145
------------------------------------ ------------------------------------------ -------------------------------------

The  Sub-Advisor.  The  Sub-Advisor  is a  wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment advisor.  From the Fund's inception on April 30, 1980, until November 22, 1995, the Sub-Advisor  (which was then named
Quest for Value Advisors) or the Sub-Advisor's  parent served as the Fund's investment  advisor.  The Sub-Advisor acts as investment advisor to other investment companies and to individual investors.

The  Sub-Advisor  is a  Delaware  limited  liability  company  which is  wholly-owned  by  Oppenheimer  Capital  LLC a wholly-owned  subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is  wholly-owned by Allianz
Dresdner  Asset  Management of America L.P.  (formerly  PIMCO Advisors  L.P.).  Allianz  Dresdner Asset  Management of
America L.P.  ("ADAM") is a Delware limited  partnership whose sole general partner is  Allianz-PacLife  Partners LLC.
Allianz-PacLife  Parnters  LLC is a Delaware  limited  liability  company  with two members,  Allianz  Dresdner  Asset
Management  of America  LLC, a Delaware  limited  liability  company,  and Pacific  Asset  Management  LLC, a Delaware limited liability  company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America,  Inc., which is wholly owned by Allianz  Aktiengesellshcaft  (Allianz AG). Pacific Asset Management LLC is
a  wholly-owned  subsidiary of Pacific Lie  Insurance  Company which is a  wholly-owned  subsidiary of Pacific  Mutual
Holding  Company.  Allianz A.G.  indirectly  holds a  controlling  interest in ADAM.  Allianz AG is a  European-based, multinational  insurance and financial  services  holding  company.  Pacific Life  Insurance  Company owns an indirect minority equity interest in ADAM and is a California-based insurance company.

         ADAM is a direct or indirect  parent  company of the following  SEC-registered  investment  advisors,  all of which are affiliated:  Candence Capital Management;  NFJ Investment Group; Pacific Investment  Management Company LLC;
the Sub-Advisor, Oppenheimer Capital LLC, PIMCO Allianz Advisor LLC and PIMCO Funds Advisors LLC.

         |X| The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement  between the Manager and the Sub-Advisor, the  Sub-Advisor  shall  regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash, securities and the property  comprising the assets of the Fund.  Under the  Sub-Advisory  Agreement,  the  Sub-Advisor
agrees not to change the portfolio  manager of the Fund without the written  approval of the Manager.  The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under the  Sub-Advisory  Agreement,  the Manager pays the Sub-Advisor an annual fee in monthly  installments, based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor  under the  Sub-Advisory  agreement is paid by the  Manager,  not by the Fund.  The fee is equal to 40% of the  aggregate of the  investment  advisory and administrative  fees  collected  by the Manager from the Fund based on the total net assets of the Fund as of November
22, 1995 (the "Base Amount") plus 30% of the aggregate of the investment  advisory and  administrative  fees collected by the Manager based on the total net assets of the Fund that exceed the Base Amount.

         The Sub-Advisory  Agreement  provides that in the absence of willful  misfeasance,  bad faith,  negligence or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory Agreement and the Sub-Advisory  Agreement.  One of the duties of the
Sub-Advisor  under the  Sub-Advisory  Agreement  is to arrange the  portfolio  transactions  for the Fund.  The Fund's investment  advisory  agreement with the Manager and the Sub-Advisory  Agreement  contain  provisions  relating to the employment  of  broker-dealers  to effect the Fund's  portfolio  transactions.  The  Manager and the  Sub-Advisor  are authorized  to employ  broker-dealers,  including  "affiliated"  brokers,  as that term is defined  in the  Investment
Company Act. They may employ  broker-dealers  that they think,  in their best judgment based on all relevant  factors, will implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Directors.

         The Manager and the  Sub-Advisor may select brokers (other than  affiliates)  that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager,  the Sub-Advisor or their respective affiliates  have investment  discretion.  The  commissions  paid to such brokers may be higher than another  qualified broker  would  charge,  if the  Manager or  Sub-Advisor,  as  applicable,  makes a good faith  determination  that the commission  is fair and  reasonable  in relation  to the  services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager and the Sub-Advisor may also consider sales of  shares  of the Fund and  other  investment  companies  for  which  the  Manager  or an  affiliate  serves as investment advisor.

         The  Sub-Advisory  Agreement  permits the Sub-Advisor to enter into  "soft-dollar"  arrangements  through the agency of third  parties to obtain  services  for the Fund.  Pursuant  to these  arrangements,  the  Sub-Advisor  will undertake to place  brokerage  business  with  broker-dealers  who pay third parties that provide  services.  Any such
"soft-dollar"  arrangements  will be made in accordance  with policies  adopted by the Board of the Fund in compliance with applicable law.

Brokerage  Practices.  Brokerage  for the Fund is  allocated  subject to the  provisions  of the  investment  advisory agreement and the sub-advisory  agreement and the procedures and rules described above.  Generally,  the Sub-Advisor's portfolio  traders  allocate  brokerage  based upon  recommendations  from the Fund's  portfolio  manager.  In certain instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the  Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary  market are generally done with  principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be  required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S. markets.
Brokerage  commissions are paid primarily for  transactions in listed  securities or for certain  fixed-income  agency transactions  in the secondary  market.  Otherwise  brokerage  commissions  are paid only if it appears  likely that a better price or execution can be obtained by doing so.

         The Sub-Advisor  serves as investment manager to a number of clients,  including other investment  companies, and may in the future act as  investment  manager or advisor to  others.  It is the  practice  of the  Sub-Advisor  to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems equitable.  In making those  allocations,  the Sub-Advisor  considers  several main factors,  including the respective investment  objectives,  the  relative  size  of  portfolio  holdings  of  the  same  or  comparable  securities,  the availability  of cash for  investment,  the size of  investment  commitments  generally  held and the  opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When  orders to  purchase or sell the same  security  on  identical  terms are placed by more than one of the funds and/or other advisory  accounts  managed by the Sub-Advisor or its affiliates,  the  transactions  are generally executed as received,  although a fund or advisory  account that does not direct  trades to a specific  broker  (these are called "free  trades")  usually will have its order executed  first.  Orders placed by accounts that direct trades to a specific  broker will  generally be executed  after the free trades.  All orders placed on behalf of the Fund are considered free trades.  However,  having an order placed first in the market does not necessarily  guarantee the most favorable price. Purchases are combined where possible for the purpose of negotiating brokerage  commissions.  In some cases  that  practice  might  have a  detrimental  effect  on the  price or volume  of the  security  in a  particular transaction for the Fund.

         Most purchases of debt  obligations are principal  transactions at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained  by using the  services of a broker.
Purchases of portfolio  securities  from  underwriters  include a commission or  concession  paid by the issuer to the underwriter.  Purchases  from  dealers  include a spread  between the bid and asked  prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement and the Sub-Advisory  agreement permit the Manager and the Sub-Advisor to allocate  brokerage for research  services.  The research  services provided by a particular broker may be useful only to one or more of the advisory  accounts of the Sub-Advisor and its affiliates.  The investment  research received for the  commissions  of those other  accounts may be useful both to the Fund and one or more of the  Sub-Advisor's  other accounts.  Investment  research  may be  supplied  to the  Sub-Advisor  by a third  party at the  instance of a broker through which trades are placed.

         Investment  research  services  include  information  and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware and similar products and services.  If a research service also assists the Sub-Advisor in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then only the  percentage  or component  that provides  assistance  to the  Sub-Advisor  in the  investment  decision-making  process may be paid in commission dollars.

         The research services  provided by brokers broadens the scope and supplements the research  activities of the
Sub-Advisor.  That research provides additional views and comparisons for consideration,  and helps the Sub-Advisor to obtain market  information for the valuation of securities  that are either held in the Fund's  portfolio or are being considered for purchase.  The  Sub-Advisor  provides  information  to the Manager and the Board about the  commissions paid to brokers  furnishing  such services,  together with the  Sub-Advisor's  representation  that the amount of such commissions was reasonably related to the value or benefit of such services.

------------------------------------------------------- -------------------------------------------------------------

                  Fiscal Year Ended:                           Total Brokerage Concessions Paid by the Fund1
------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------

------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------
                       11/30/99                                                  $ 296,065
------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------
                       11/30/00                                                  $1,844,499
------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------
                       11/30/01                                                 $1,043,5962
------------------------------------------------------- -------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       In the fiscal year ended 11/30/01,  the amount of transactions  directed to brokers for research services was
     $64,655,303 and the amount of the concessions paid to broker-dealers for those services was $91,945.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Fund,  the  Distributor  acts as the  Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor bears the  expenses  normally  attributable  to sales,  including  advertising  and the cost of  printing  and mailing prospectuses,  other than those  furnished  to existing  shareholders.  The  Distributor  is not  obligated  to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

--------------- ------------------- -------------------
 Fiscal Year        Aggregate       Class A Front-End
 Ended 11/30:    Front-End Sales      Sales Charges
                 Charges on Class      Retained by
                     A Shares          Distributor
--------------- ------------------- -------------------
--------------- ------------------- -------------------
     1999            $460,274            $107,903
--------------- ------------------- -------------------
--------------- ------------------- -------------------
     2000            $395,496            $ 70,569
--------------- ------------------- -------------------
--------------- ------------------- -------------------
     2001            $371,011            $72,390
--------------- ------------------- -------------------

--------------- ---------------------- ----------------------- ----------------------- -----------------------
 Fiscal Year     Concessions Class A    Concessions on Class    Concessions on Class    Concessions on Class
 Ended 11/30:    Shares Advanced by     B Shares Advanced by    C Shares Advanced by          N Shares
                    Distributor1            Distributor1            Distributor1            Advanced by
                                                                                            Distributor1
--------------- ---------------------- ----------------------- ----------------------- -----------------------
--------------- ---------------------- ----------------------- ----------------------- -----------------------
     1999             $135,081              $   542,206               $ 99,471                  N/A
--------------- ---------------------- ----------------------- ----------------------- -----------------------
--------------- ---------------------- ----------------------- ----------------------- -----------------------
     2000             $226,882                $361,176                $ 71,158                  N/A
--------------- ---------------------- ----------------------- ----------------------- -----------------------
--------------- ---------------------- ----------------------- ----------------------- -----------------------
     2001             $169,419                $441,959                $78,360                  $5,135
--------------- ---------------------- ----------------------- ----------------------- -----------------------
1.       The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

----------------- ----------------------- ----------------------- ------------------------ -----------------------
  Fiscal Year       Class A Contingent      Class B Contingent      Class C Contingent       Class N Contingent
  Ended 11/30         Deferred Sales          Deferred Sales      Deferred Sales Charges       Deferred Sales
                   Charges Retained by     Charges Retained by    Retained by Distributor   Charges Retained by
                       Distributor             Distributor                                      Distributor
----------------- ----------------------- ----------------------- ------------------------ -----------------------
----------------- ----------------------- ----------------------- ------------------------ -----------------------
      2001               $13,218                 $186,527                 $7,162                     $5
----------------- ----------------------- ----------------------- ------------------------ -----------------------

Distribution  and Service Plans.  The Fund has adopted a Service Plan for Class A shares and  Distribution and Service
Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act.  Under those plans the
Fund  compensates  the  Distributor  for all or a portion of its costs  incurred in connection  with the  distribution and/or servicing of the shares of the particular class.

         Under the plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and,  in their sole discretion,  from time to time,  may use their own resources to make payments to brokers,  dealers or other  financial institutions  for  distribution  and  administrative  services  they  perform,  at no cost to the  Fund to make  those payments.  The Manager may use its profits from the advisory fee it receives from the Fund. In their sole  discretion, the  Distributor  and the Manager may increase or decrease the amount of payments  they make from their own  resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Directors and its Independent  Directors  specifically  vote annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the vote of a  majority  of the  Independent  Directors  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Directors  and the  Independent  Directors  must approve all material  amendments  to a plan. An amendment to materially  increase the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a
"majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

         While the plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Directors  at least  quarterly  for its  review.  The  reports  shall  detail the amount of all payments  made under a plan,  and the  purpose  for which the  payments  were made.  Those  reports are subject to the review and approval of the Independent Directors.

         Each plan states that while it is in effect,  the  selection and  nomination  of those  Directors of the Fund who are not "interested  persons" of the Fund is committed to the discretion of the Independent  Directors.  This does not prevent the  involvement  of others in the selection and  nomination  process as long as the final  decision as to selection or nomination is approved by a majority of the Independent Directors.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the recipient  for itself and its  customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the  Independent  Directors.  The Board of Directors has set no minimum amount of assets to qualify for payments under the plans.

         |X| Service Plans.  Under the service  plans,  the  Distributor  currently uses the fees it receives from the
Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as  "recipients")  for personal services and account  maintenance  services they provide for their customers who hold shares of a particular Class, A,
B,  C or N.  The  services  include,  among  others,  answering  customer  inquiries  about  the  Fund,  assisting  in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the Distributor.

         The service  plans permit  compensation  to the  Distributor  at a rate of up to 0.25% of average  annual net assets of the  applicable  class.  The  Board has set the rate at that  level.  While  the plans  permit  the Board to authorize  payments to the  Distributor  to reimburse  itself for services  under the plan, the Board has not yet done
so. The Distributor  makes service fee payments to plan recipients  quarterly at an annual rate not to exceed 0.25% of the average annual net assets  consisting of shares of the applicable  class held in the accounts of the recipients or their customers.

         |X| Service and  Distribution  Plan Fees. Under each plan,  service fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined as of the close of each regular business day during the period.  The plans  compensate  the  Distributor  at a flat rate for its services and costs in distributing  shares and  servicing  accounts,  whether the  Distributor's  expenses are more or less than the amounts paid by the Fund under the plans during the period for which the fee is paid.  The types of services  that  recipients provide are similar to the services provided under the service plans described above.

         The plans permit the  Distributor  to retain both the  asset-based  sales  charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However,  the Distributor  currently intends to pay the service fee to recipients in advance for the first year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for the advance service fee payment.  If shares are redeemed during the first year after their purchase,  the recipient of the service fees on those  shares will be  obligated to repay the  Distributor  a pro rata  portion of the advance  payment of the service fee made on those shares.

         The  asset-based  sales  charge and  service  fees  increase  Class B and Class C  expenses  by 1.00% and the asset-based  sales  charge and  service  fees  increase  Class N  expenses  by 0.50% of the net assets per year of the respective class.

         Under the Class A plan, the Distributor pays the asset-based  sales charge to brokers,  dealers and financial institutions.  The  Distributor  retains the asset-based  sales charge on Class B and Class N shares.  The Distributor retains the asset-based  sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based  sales charge it receives on Class C shares as an ongoing  commission  to the  recipient on Class C shares outstanding for a year or more. If a dealer has a special  agreement with the  Distributor,  the Distributor  will pay the Class B and/or  Class C service fee and the  asset-based  sales  charge to the dealer  quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based sales charges to the Distributor for its services  rendered in distributing  Class A, Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

o        pays sales  commissions  to  authorized  brokers  and  dealers at the time of sale and pays  service  fees as described above,
o        may finance payment of sales  commissions  and/or the advance of the service fee payment to recipients  under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o          may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o          may experience increased difficulty selling the Fund's shares if payments under the plan    are
          discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o          may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the
Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

----------------------------------------------------------------------------------------------------------------------

                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 11/30/01
----------------------------------------------------------------------------------------------------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------
                                                                  Distributor's Aggregate          Distributor's
                                                                Unreimbursed Expenses Under    Unreimbursed Expenses
                      Total Payments      Amount Retained by                Plan                      as % of
Class:                  Under Plan1           Distributor                                       Net Assets of Class
------------------- -------------------- ---------------------- ----------------------------- ------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------
Class A Plan            $1,090,336             $147,879                     N/A                         N/A
------------------- -------------------- ---------------------- ----------------------------- ------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------
Class B Plan            $1,054,954             $812,789                  $1,116,417                    1.19%
------------------- -------------------- ---------------------- ----------------------------- ------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------
Class C Plan             $ 425,571             $ 46,709                  $ 630,559                     1.60%
------------------- -------------------- ---------------------- ----------------------------- ------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------
Class N Plan              $ 1,030                $ 978                    $ 11,787                     2.26%
------------------- -------------------- ---------------------- ----------------------------- ------------------------
1.       Includes amounts paid to an affiliate of the Distributor's  parent company: $35,627 (Class A), $14,848
     (Class B), $4,958 (Class C) and $0 (Class N).

         All  payments  under the plans are subject to the  limitations  imposed by the Conduct  Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of  Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment  performance.
Those terms include  "cumulative  total return,"  "average  annual total return,"  "average annual total return at net asset value" and "total return at net asset value." An  explanation  of how total returns are  calculated is set forth below.  The charts  below show the Fund's  performance  as of the Fund's most recent  fiscal year end.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at  1-800-525-7048  or by  visiting  the
OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  Those rules  describe the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns  for the  advertised  class of shares of the Fund.  Those  returns  must be shown for the 1-, 5-, and  10-year periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:

         o Total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the performance of each shareholder's  account.  Your account's  performance will vary from the model  performance  data if your  dividends  are received in cash,  or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
         o The  Fund's  performance  returns  do not  reflect  the  effect of taxes on  dividends  and  capital  gains distributions.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o The  principal  value of the  Fund's  shares  and  total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         o  When an investor's shares are redeemed, they may be worth more or less than their original cost.
         o Total  returns for any given past period  represent  historical  performance  information  and are not, and should not be considered, a prediction of future returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total returns  of each  class  of  shares  of the Fund  are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the maturity of debt  investments,  the types of investments the Fund holds, and its operating  expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  The cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current maximum sales charge of 5.75% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  5.0% in the first  year,  4.0% in the second  year,
3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year  period.  For Class N shares, the 1%  contingent  deferred  sales  charge is deducted  for returns for the  one-year  and  life-of-class  periods as applicable.

              |_|  Average  Annual  Total  Return.  The  "average  annual  total  return"  of each class is an average annual  compounded  rate of return for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years  ("n" in the  formula)  to  achieve  an Ending  Redeemable  Value  ("ERV" in the  formula)  of that  investment, according to the following formula:

                                                   ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                --------
                                                    P

              |_| Cumulative  Total Return.  The "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000  over an  entire  period of  years.  Its  calculation  uses some of the same factors as average  annual total  return,  but it does not average the rate of return on an annual  basis.  Cumulative total return is determined as follows:

                                                   ERV - P = TOTAL RETURN
                                                 -----------
                                                      P

|_|      Total  Returns  at Net Asset  Value.  From time to time the Fund may also  quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N shares.  Each is based on the  difference  in net asset value per share at the beginning and the end of the period for a  hypothetical  investment  in that class of shares  (without  considering  front-end or  contingent  deferred  sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 11/30/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
                   Cumulative Total                              Average Annual Total Returns
                 Returns (10 years or
                    Life of Class)

Class      of
Shares
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
                  After       Without       After       Without       After       Without       After       Without
                  Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
                 Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A         163.54%(1)   179.62%(1)    -15.21%      -10.04%       5.88%        7.14%       10.18%(1)    10.83%(1)
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B         104.11%(2)   104.11%(2)    -14.65%      -10.57%       6.31%        6.58%       9.04%(2)     9.04%(2)
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C         101.13%(3)   101.13%(3)    -11.36%      -10.54%       6.59%        6.59%       8.84%(3)     8.84%(3)
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class N         -11.87%4      -10.98%        N/A          N/A          N/A          N/A          N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   7/2/90
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N:   3/1/01

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly-based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance  of its classes of shares by Lipper,  Inc. Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the  performance  of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various periods in categories  based on investment  styles.  The Lipper  performance  rankings are based on total returns that include the  reinvestment of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.

         |X|  Morningstar  Rankings.  From time to time the Fund may  publish  the  ranking  and/or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is included in the international stock funds category.

         Morningstar  proprietary star ratings reflect  historical  risk-adjusted  total investment  return.  For each fund  with at least a  three-year  history,  Morningstar  calculates  a  Morningstar  RatingTM  metric  each  month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting the excess return for risk.  The top 10% of funds in each broad asset class receive 5 stars,  the next
22.5%  receive 4 stars,  the next 35%  receive 3 stars,  the next 22.5%  receive 2 stars and the bottom 10%  receive 1 star.  The  Overall  Morningstar  Rating for a fund is  derived  from a weighted  average of the  performance  figures associated with its three,- five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk adjusted.  For example, if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings and  Comparisons  by Other Entities and  Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,  Barron's,  or similar  publications.  That
information  may  include  performance  quotations  from  other  sources,   including  Lipper  and  Morningstar.   The
performance  of the Fund's  classes of shares may be compared in  publications  to the  performance  of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare the  returns on the Fund's  share  classes to the return on  fixed-income
investments  available  from  banks  and  thrift  institutions.   Those  include  certificates  of  deposit,  ordinary
interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the
FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide  fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. Government.

         From time to time,  the Fund may publish  rankings or ratings of the  Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons  of their  services to those  provided by other  mutual fund  families  selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time,  the Fund may  include  in its  advertisements  and  sales  literature  the  total  return performance of a hypothetical  investment  account that includes shares of the fund and other  Oppenheimer  funds. The combined  account may be part of an illustration of an asset  allocation  model or similar  presentation.  The account performance  may combine total return  performance of the fund and the total return  performance of other  Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other  information about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate  performance,  risk, or other characteristics of the Fund.

----------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
----------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is  presented  below about the  methods  that can be used to buy shares of the Fund.
Appendix C contains  more  information  about the  special  sales  charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased two regular  business days following the regular  business day you instruct the  Distributor to initiate the
Automated  Clearing House ("ACH")  transfer to buy the shares.  That  instruction  must be received prior to the close of The New York Stock  Exchange  that day.  Dividends  will begin to accrue on shares  purchased  with the proceeds of
ACH transfers on the business day after the shares are purchased.  The Exchange  normally closes at 4:00 P.M., but may close  earlier on certain  days.  The proceeds of ACH  transfers  are  normally  received by the Fund 3 days after the transfers  are  initiated.  If the proceeds of the ACH transfer are not received on a timely  basis,  the  Distributor reserves the right to cancel the purchase  order.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o        Class A, and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.

         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the  money  market  funds.  Under  certain  circumstances  described  in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

|X|      Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your intended  purchases of both Class A and Class B shares will  determine the reduced  sales charge rate for the Class A shares  purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the  intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds) during a 13-month period (the
"Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the
Letter will be made at the offering price  (including the sales charge) that applies to a single lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the  investor's purchases  of shares  within  the  Letter of  Intent  period,  when  added to the  value  (at  offering  price) of the investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount, the  investor  agrees to pay the  additional  amount of sales  charge  applicable  to such  purchases.  That amount is described  in "Terms of  Escrow,"  below  (those  terms may be  amended  by the  Distributor  from time to time).  The investor  agrees  that  shares  equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the
Transfer  Agent  subject  to the  Terms  of  Escrow.  Also,  the  investor  agrees  to be  bound  by the  terms of the
Prospectus,  this Statement of Additional  Information and the Application used for a Letter of Intent. If those terms are amended,  as they may be from time to time by the Fund,  the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases made during the Letter of Intent period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record for the  account and the amount of sales charge  retained by the  Distributor  will be adjusted to the rates  applicable  to actual total  purchases.  If total eligible  purchases  during the Letter of Intent  period  exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of  commissions  allowed or paid to the dealer over the amount of  commissions  that apply to the  actual  amount of  purchases.  The  excess  commissions  returned  to the  Distributor  will be used to  purchase additional  shares  for the  investor's  account  at the net  asset  value  per  share in  effect  on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer  Agent will not hold shares in escrow for purchases of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended  purchase amount under a
Letter of Intent  entered into by an  OppenheimerFunds  prototype  401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  commissions  paid to the  broker-dealer  or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the  investor  to advise the  Distributor  about the Letter in placing  any  purchase  orders for the  investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

              |_|  Terms of Escrow That Apply to Letters of Intent.

              1.  Out of the initial  purchase (or  subsequent  purchases  if  necessary)  made  pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

              2.  If the total minimum  investment  specified under the Letter is completed within the  thirteen-month
Letter of Intent period, the escrowed shares will be promptly released to the investor.
              3.  If, at the end of the  thirteen-month  Letter of Intent period the total  purchases  pursuant to the
Letter  are  less  than the  intended  purchase  amount  specified  in the  Letter,  the  investor  must  remit to the
Distributor  an amount  equal to the  difference  between the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total  amount  purchased  had been made at a single  time.
That  sales  charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the difference  in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the
Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such  difference in sales charges.  Full and fractional  shares  remaining  after such  redemption  will be released  from escrow.  If a request is received to redeem  escrowed  shares  prior to the payment of such  additional sales charge, the sales charge will be withheld from the redemption proceeds.

              4.  By signing the Letter,  the investor  irrevocably  constitutes  and  appoints the Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

              5.  The shares  eligible  for purchase  under the Letter (or the holding of which may be counted  toward completion of a Letter) include:

(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer funds that were  acquired  subject to a Class A initial or contingent  deferred  sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent deferred sales charge.

              6.  Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To  establish an Asset  Builder  Plan to buy shares  directly  from a bank  account,  you must enclose a check (the  minimum is $25) for the  initial  purchase  with your  application.  Shares  purchased  by Asset
Builder Plan payments from bank accounts are subject to the redemption  restrictions  for recent  purchases  described in the  Prospectus.  Asset  Builder Plans are  available  only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for  OppenheimerFunds-sponsored  qualified  retirement  accounts.  Asset  Builder Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves  to use their  account  in that fund to make  monthly  automatic purchases of shares of up to four other Oppenheimer funds.

         To make automatic  payments to purchase  shares of the Fund,  your bank account  normally will be debited two business days prior to the investment dates you selected on your  Application.  Neither the Distributor,  the Transfer
Agent  nor the Fund  shall be  responsible  for any  delays  in  purchasing  shares  that  result  from  delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your  financial  advisor  (or the  Distributor)  and  request  an  application  from  the  Distributor.  Complete  the application  and return it. You may change  the  amount of your  Asset  Builder  payment or your can  terminate  these automatic  investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable  period
(approximately  10 days) after receipt of your  instructions  to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of  Additional  Information.  Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch") or an independent  record keeper that has a contract or special  arrangement  with Merrill  Lynch.  If on the date the plan  sponsor  signed the
Merrill  Lynch  record  keeping  service  agreement  the plan has less than $3 million in assets  (other  than  assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class
B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the  Fund  will  have  their  Class B shares  converted  to Class A shares  of the  Fund  when the  plan's  applicable investments reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of  purchase  orders for the Fund's  shares  (for  example,  when a purchase  check is returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the purchase  date.  That loss is equal to the amount of the decline in the net  asset  value  per share  multiplied  by the  number of shares  in the  purchase  order.  The  investor  is responsible  for that loss. If the investor  fails to compensate the Fund for the loss,  the  Distributor  will do so.
The Fund may  reimburse  the  Distributor  for that amount by  redeeming  shares from any account  registered  in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund.  However,  each class has different  shareholder  privileges and features.  The net income attributable to a class of shares and the dividends  payable on a class of shares will be reduced by  incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which Class A, Class B, Class C and Class N shares are subject.

         The  availability  of  different  classes of shares  permits an investor  to choose the method of  purchasing shares that is more  appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares,  and other relevant  circumstances.  Class A shares normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge  on  Class A shares  - to  compensate  the  Distributor  and  brokers,  dealers  and  financial institutions  that sell shares of the Fund.  A  salesperson  who is entitled to receive  compensation  from his or her firm for selling  Fund shares may receive  different  levels of  compensation  for selling one class of shares  rather than another.

         The  Distributor  will not  accept  any  order in the  amount  of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor  (not  including  dealer  "street  name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent  Deferred  Sales Charge.  For purchases of Class A shares subject to a contingent  deferred  sales  charge  as  described  in the  Prospectus,  no  sales  concessions  will  be  paid to the broker-dealer  of record,  as described in the  Prospectus,  on sales of Class A shares  purchased with the redemption proceeds of shares of another mutual fund offered as an investment  option in a retirement  plan in which  Oppenheimer funds are also  offered as  investment  options  under a special  arrangement  with the  Distributor,  if the purchase occurs  more  than  30 days  after  the  Oppenheimer  funds  are  added  as an  investment  option  under  that  plan.
Additionally,  that  concession  will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal
Revenue  Service,  the  conversion  of Class B shares to Class A shares  after six years is not  treated  as a taxable event for the  shareholder.  If those  laws or the IRS  interpretation  of those laws  should  change,  the  automatic conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while that suspension  remained in effect.  Although  Class B shares could then be  exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee,  such  exchange  could constitute  a taxable  event for the  shareholder,  and absent  such  exchange,  Class B shares  might  continue to be subject to the asset-based sales charge for longer than six years.

         |X| Availability of Class N Shares.

o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or
                  Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation  of  Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian fees,  Directors'  fees,  transfer  agency fees,  legal fees and auditing  costs.  Those  expenses are paid out of the
Fund's  assets and are not paid  directly  by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for  calculating  the net asset  value,  dividends  and  distributions  of the Fund's share classes  recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated  pro rata to the shares of all  classes.  The  allocation  is based on the  percentage  of the Fund's  total assets that is  represented  by the assets of each class,  and then equally to each  outstanding  share within a given class. Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of  shareholder  reports,  Prospectuses,  Statements  of  Additional  Information  and  other  materials  for  current shareholders,  fees to unaffiliated  Directors,  custodian expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that  are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees, transfer and shareholder  servicing  agent fees and expenses,  and  shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset values per share of each class of shares of the Fund are determined  as of the close of business  of The New York Stock  Exchange  on each day that the  Exchange is open.  The calculation  is done by dividing  the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for  example,  in case of weather  emergencies  or on days  falling  before a U.S.  holiday).  The
Exchange's most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,
Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,  Thanksgiving
Day and Christmas Day.  It may also close on other days.

         Dealers other than Exchange  members may conduct trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net asset  values  will not be  calculated  on those days,  the Fund's net asset value per share may be  significantly affected on those days when  shareholders  may not purchase or redeem  shares.  Additionally,  trading on European and
Asian stock  exchanges  and  over-the-counter  markets  normally is  completed  before the close of The New York Stock
Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities are determined,  but before the close of The New York Stock  Exchange,  will not be reflected  in the Fund's  calculation  of its net asset  values that day unless the Board of  Directors  determines that the event is likely to effect a material  change in the value of the  security.  If such  determination  is made, the Manager,  acting through an internal valuation committee,  will establish a valuation for such security subject to approval, ratification and confirmation by the Board at its next ensuing meeting.
         |X|  Securities  Valuation.  The Fund's Board of Directors has  established  procedures  for the valuation of the Fund's securities. In general those procedures are as follows:

|_|      Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale  information  is  regularly  reported,  they are valued at the last  reported  sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information  is not  available on a valuation  date,  they are valued at the last reported sale price  preceding  the  valuation  date if it is within  the spread of the  closing  "bid" and
                         "asked"  prices  on the  valuation  date  or,  if not,  at the  closing  "bid"  price  on the valuation date.

|_|      Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price  obtained  by the  Manager  from the  report of the  principal  exchange  on which the security is traded at its last trading  session on or immediately  before the valuation date,
                         or
(3)      at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

              |_|  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service approved by the Fund's Board of  Directors  or obtained by the Manager from two active  market  makers in the  security on the basis of  reasonable inquiry.

|_|      The  following  securities  are valued at the mean  between  the "bid" and  "asked"  prices  determined  by a pricing  service  approved by the Fund's  Board of  Directors  or  obtained by the Manager  from two active market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when issued and have a remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a  maturity  of 397 days or less when  issued and which have a remaining maturity of 60 days or less.

|_|      The  following  securities  are valued at cost,  adjusted  for  amortization  of premiums  and  accretion  of discounts:

(1)      money market debt securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

              |_| Securities  (including  restricted  securities) not having  readily-available  market quotations are valued at fair value  determined  under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give  quotes,  a security  may be priced at the mean  between  the "bid" and "asked"  prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the  case  of  U.S.  Government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale information is not generally  available,  the Manager may use pricing services approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons  to the prices for  comparable instruments  on the basis of quality,  yield,  and  maturity.  Other  special  factors  may be  involved  (such as the tax-exempt  status of the  interest  paid by  municipal  securities).  The Manager  will  monitor the  accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value foreign  currency,  including  forward  contracts,  and to convert to U.S.  dollar  securities that are denominated in foreign currency.

         Puts,  calls,  and  futures  are valued at the last sale price on the  principal  exchange  on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing service  approved by the Board of Directors or by the
Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the  closing  "bid" and  "asked"  prices on the  principal  exchange or on NASDAQ on the valuation  date.  If not,  the value  shall be the  closing  bid price on the  principal  exchange or on NASDAQ on the valuation  date.  If the put,  call or future is not traded on an  exchange  or on  NASDAQ,  it shall be valued by the mean between "bid" and "asked"  prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to the premium  received is included in the Fund's Statement of Assets and  Liabilities  as an asset.  An  equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.
If a call or put written by the Fund  expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters into a closing purchase  transaction,  it will have a gain or loss, depending on whether the premium received was more or less  than the  cost of the  closing  transaction.  If the Fund  exercises  a put it  holds,  the  amount  the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The  information  below  supplements  the  terms  and  conditions  for  redeeming  shares  set  forth  in the
Prospectus.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder may reinvest all or part of the redemption proceeds of:

         o Class A shares  purchased  subject  to an  initial  sales  charge or Class A shares  on which a  contingent deferred sales charge was paid, or
         o  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable  as described  in "How to Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.
The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to Class C or Class N shares.  The Fund may amend,  suspend or cease  offering  this  reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital  gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the timing and amount of the  reinvestment.  Under the Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain recognized from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is  ordinarily  made in cash.  However,  under  certain  circumstances,  the Board of  Directors  of the Fund may  determine  that it would be detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company  Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind,  the redeeming  shareholder  might incur  brokerage  or other  costs in selling  the  securities  for cash.  The Fund will value  securities  used to pay redemptions  in kind using the same  method the Fund uses to value its  portfolio  securities  described  above  under
"Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of Directors  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $500 or such lesser  amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate net asset value of such  shares has fallen  below the stated  minimum  solely as a result of market  fluctuations.  If the Board exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders in question (not less than 30 days).  The Board may  alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of transfer to the name of another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares  subject to a contingent  deferred  sales charge are  transferred,  the  transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the transferee  shareholder  had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all  shares  held in an account  are  transferred,  and some but not all  shares in the  account would be subject to a contingent deferred sales charge if redeemed at the time of transfer,  the priorities  described in the  Prospectus  under  "How to Buy  Shares"  for the  imposition  of the  Class B,  Class C or Class N  contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Selling  Shares by Wire.  The wire of  redemptions  proceeds may be delayed if the Fund's  custodian  bank is not open for business on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those  circumstances,  the wire will not be transmitted  until the next  bank  business  day on  which  the Fund is open for  business.  No  dividends  will be paid on the  proceeds  of redeemed shares awaiting transfer by wire.

Distributions  From Retirement  Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial plans,  401(k) plans or pension or  profit-sharing  plans should be addressed to "Trustee,  OppenheimerFunds
Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information.  The request must:

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants  (other than  self-employed  persons) in  OppenheimerFunds-sponsored  pension or  profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.
         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal
Revenue  Code and certain  documents  (available  from the  Transfer  Agent) must be  completed  and  submitted to the
Transfer Agent before the  distribution  may be made.  Distributions  from retirement plans are subject to withholding requirements  under the  Internal  Revenue  Code,  and IRS Form  W-4P  (available  from the  Transfer  Agent)  must be submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.  Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld  from any  distribution  even if the  shareholder  elects not to have tax withheld.  The
Fund,  the  Manager,  the  Distributor,  and the  Transfer  Agent  assume no  responsibility  to  determine  whether a distribution  satisfies  the  conditions  of  applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares from Dealers and  Brokers.  The  Distributor  is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their  broker or dealer to  arrange  this type of  redemption.  The  repurchase  price per share will be the net asset value  next  computed  after the  Distributor  receives  an order  placed by the  dealer or  broker.  However,  if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted  to and received by the  Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for  accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three  business  days after the shares have been redeemed upon the  Distributor's  receipt of the required  redemption documents in proper form. The  signature(s)  of the registered  owners on the redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the  Transfer  Agent to  redeem  shares  (having  a value of at least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested by telephone if payments  are to be made by check  payable to all  shareholders  of record.  Payments must also be sent to the  address of record for the  account and the  address  must not have been  changed  within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments  are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal  Plan payments  transferred  to the bank account  designated on the
Account  Application  or by  signature-guaranteed  instructions  sent  to the  Transfer  Agent.  Shares  are  normally redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent  deferred  sales  charge  applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee  receipt of a payment on the date requested.  The Fund reserves the right to amend, suspend or  discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on  Class A share  purchases,  shareholders  should  not  make  regular  additional  Class  A  share  purchases  while participating in an Automatic  Withdrawal Plan. Class B, Class C and Class N shares  shareholders should not establish withdrawal  plans,  because of the imposition of the  contingent  deferred  sales charge on such  withdrawals  (except where the  contingent  deferred  sales  charge is waived as described  in Appendix C to this  Statement of  Additional
Information).

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply to such plans,  as stated below.  These  provisions may be amended from time to time by the Fund and/or the
Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly, quarterly,  semi-annual  or annual basis under an Automatic  Exchange  Plan.  The minimum amount that may be exchanged to  each  other  fund  account  is $25.  Instructions  should  be  provided  on the  OppenheimerFunds  Application  or signature-guaranteed  instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the  Prospectus  and below in this  Statement  of  Additional
Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as  necessary to meet  withdrawal  payments.
Shares acquired without a sales charge will be redeemed first.  Shares acquired with reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's  principal  may be  depleted.
Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s)
(the  "Planholder") who executed the Plan authorization and application  submitted to the Transfer Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the
Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund purchased  for and held under the Plan,  but the  Transfer  Agent will  credit all such  shares to the  account of the
Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the certificate may be held under the
Plan.

         For accounts  subject to Automatic  Withdrawal  Plans,  distributions  of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be  redeemed to make  withdrawal  payments  at the net asset  value per share  determined  on the redemption  date.  Checks or  AccountLink  payments  representing  the proceeds of Plan  withdrawals  will normally be transmitted  three  business  days prior to the date  selected  for receipt of the  payment,  according  to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the  interval of  disbursement  payments  and the address to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.
The Planholder  should allow at least two weeks' time after mailing such  notification  for the requested change to be put in effect.  The Planholder  may, at any time,  instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions to the Transfer  Agent to terminate a Plan.  The Transfer Agent will also terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the  Planholder.  The account will  continue as a  dividend-reinvestment,  uncertificated  account  unless and until proper  instructions are received from the Planholder,  his or her executor or guardian,  or another  authorized person.

         To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request  from the  Planholder,  the  Transfer  Agent will determine the number of shares for which a certificate  may be issued without  causing the withdrawal  checks to stop.
However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be  exchanged  only for  shares of the same  class of other  Oppenheimer  funds.  Shares of  Oppenheimer funds that have a single class  without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund,
     Inc., Centennial Money Market Trust,  Centennial Tax Exempt Trust,  Centennial  Government Trust,  Centennial New
     York Tax Exempt Trust,  Centennial  California Tax Exempt Trust,  and Centennial  America Fund,  L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash Reserves are generally  available  only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of Oppenheimer  Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds currently offer Class N shares,  which are only offered to retirement  plans as described in the  Prospectus.  Class N shares can be  exchanged  only for Class N shares of other  Oppenheimer funds.
o        Class M shares of Oppenheimer  Convertible  Securities Fund may be exchanged only for Class A shares of other
     Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other  Oppenheimer  funds except Class A shares of  Oppenheimer  Money Market Fund or  Oppenheimer  Cash  Reserves  acquired by exchange of
     Class M shares.
o        Class X shares of Limited  Term New York  Municipal  Fund can be  exchanged  only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer  Capital  Preservation Fund may not be exchanged for shares of Oppenheimer Money Market
     Fund,  Inc.,  Oppenheimer  Cash Reserves or  Oppenheimer  Limited-Term  Government  Fund.  Only  participants  in certain  retirement  plans  may  purchase  shares  of  Oppenheimer  Capital  Preservation  Fund,  and only  those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares  of  Oppenheimer  Senior  Floating  Rate  Fund are not  available  by  exchange  of  shares of
     Oppenheimer  Money Market Fund or Class A shares of Oppenheimer  Cash Reserves.  If any Class A shares of another
     Oppenheimer  fund that are exchanged for Class A shares of Oppenheimer  Senior  Floating Rate Fund are subject to the Class A contingent  deferred sales charge of the other Oppenheimer fund at the time of exchange,  the holding period for that Class A contingent  deferred  sales  charge will carry over to the Class A shares of  Oppenheimer
     Senior Floating Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal  Charge of Oppenheimer  Senior Floating
     Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury Advisors S&P Index Fund
     and  Oppenheimer  Select  Managers  QM  Active  Balanced  Fund are only  available  to  retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be exchanged at net asset value for shares of any money market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales charge may be exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales  charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund,  Inc.  purchased  with the  redemption  proceeds of shares of other mutual funds (other than funds managed by the Manager or its  subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds  without being subject to an initial sales charge or  contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the  investor's dealer must notify the  Distributor  of eligibility  for this  privilege at the time the shares of  Oppenheimer  Money
Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions  from any of the other  Oppenheimer funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.
         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these  changes at any time,  it will  provide  you with  notice of those  changes  whenever it is required to do so by applicable  law. It may be  required  to provide 60 days  notice  prior to  materially  amending  or  terminating  the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent deferred sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class
B contingent  deferred  sales charge is imposed on Class B shares  acquired by exchange if they are redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent  deferred sales charge will be imposed if the retirement  plan (not including  IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first purchase of Class N shares of any  Oppenheimer  fund or with respect to an individual  retirement plan or 403(b)
plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are  redeemed to effect an  exchange,  the  priorities  described  in
"How To Buy Shares" in the Prospectus  for the  imposition of the Class B, Class C or the Class N contingent  deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before  exchanging  shares, shareholders  should take into account how the exchange may affect any contingent  deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

         If Class B shares  of an  Oppenheimer  fund are  exchanged  for Class B shares  of  Oppenheimer  Limited-Term
Government  Fund or  Limited-Term  New York  Municipal  Fund and those shares  acquired by exchange  are  subsequently redeemed,  they will be subject to the contingent  deferred sales charge of the Oppenheimer  fund from which they were exchanged.  The  contingent  deferred  sales charge rates of Class B shares of other  Oppenheimer  funds are typically higher  for the same  holding  period  than  for  Class B  shares  of  Oppenheimer  Limited-Term  Government  Fund and
Limited-Term  New York  Municipal  Fund.  They  will  not be  subject  to the  contingent  deferred  sales  charge  of
Oppenheimer Limited-Term Government Fund or Limited-Term New York Municipal Fund.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X|  Limits  on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or  written exchange  requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.
         |X| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the  exchange  request may be  submitted.  When you  exchange  some or all of your shares from one fund to another,  any special account  features such as an Asset Builder Plan or Automatic  Withdrawal  Plan, will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange features  such as  Automatic  Exchange  Plans and  Automatic  Withdrawal  Plans  cannot be  switched  to an account in
Oppenheimer  Senior  Floating  Rate Fund.  If all  telephone  lines are busy (which might occur,  for example,  during periods of substantial  market  fluctuations),  shareholders  might not be able to request  exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be  acquired  are  purchased  on the  Redemption  Date,  but such  purchases  may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer of the redemption  proceeds.
The Fund  reserves  the right,  in its  discretion,  to refuse any  exchange  request  that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests  from a dealer  might  require the  disposition  of portfolio securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special account  features such as Asset Builder Plans and Automatic Withdrawal Plans will be switched to the new account unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the  number of  shares  exchanged  may be less than the  number requested  if the  exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not tendered with the request.  In those cases,  only the shares  available for exchange  without  restriction will be exchanged.

         The different  Oppenheimer funds available for exchange have different  investment  objectives,  policies and risks.  A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax  consequences  of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a  redemption  of  shares  of one fund and a  purchase  of  shares of  another.  "Reinvestment  Privilege,"  above, discusses  some of the tax  consequences  of  reinvestment  of  redemption  proceeds  in such  cases.  The  Fund,  the
Distributor,  and the  Transfer  Agent are unable to  provide  investment,  tax or legal  advice to a  shareholder  in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition of the Fund's  portfolio,  and expenses borne by the Fund or borne separately by a class.  Dividends are calculated in the same manner,  at the same time, and on the same day for each class of shares.  However,  dividends  on Class B, Class C and Class N shares are expected to be lower than  dividends on Class A shares.  That is because of the effect of the higher  asset-based  sales charge on
Class B, Class C and Class N shares.  Those  dividends  will also differ in amount as a consequence  of any difference in the net asset values of each class of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented  by checks  returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable  the  investor  to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws, and the Fund and the Transfer  Agent will not be liable to  shareholders  or their  representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax  discussion in the  Prospectus  and this  Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial,  or administrative  action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described  below.  Potential  purchasers of shares of the Fund are urged  to  consult  their  tax  advisers  with  specific  reference  to  their  own tax  circumstances  as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal
Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the
Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S.
government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer
(other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated Investment  Companies.  Under the Internal Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently anticipated that the Fund will meet those requirements.  To meet this requirement,  in certain  circumstances the Fund might be required to liquidate portfolio  investments to make sufficient  distributions to avoid excise tax liability.
However,  the Board of Directors  and the Manager  might  determine in a particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The
Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the  Fund  will be  treated  in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or  reinvested  in additional  shares of the Fund (or of another  fund).  Shareholders receiving a distribution  in the form of additional  shares will be treated as receiving a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the
                                                                                             -
shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

Dividend  Reinvestment in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends  and/or capital gains  distributions  in shares of the same class of any of the other  Oppenheimer  funds listed  above.  Reinvestment will be made  without  sales charge at the net asset value per share in effect at the close of business on the payable date of the  dividend or  distribution.  To elect this  option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected for  reinvestment.  Otherwise the  shareholder  first must obtain a prospectus for that fund and an  application  from the  Distributor  to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc.,  a  subsidiary  of the  Manager  that acts as the Fund's
Distributor.  The Distributor  also  distributes  shares of the other  Oppenheimer  funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the  Manager.  It is responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative  functions.  It serves as the  Transfer  Agent for an annual per account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct  inquiries  about their  accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

         |X| Shareholder Servicing Agent for Certain  Shareholders.  Unified Management  Corporation  (1-800-346-4601)
is the  shareholder  servicing agent for  shareholders  of the Fund who were former  shareholders of the AMA Family of
Funds and clients of AMA Investment  Advisors,  Inc.  (which had been the investment  advisor of AMA Family of Funds).
It is also the servicing agent for Fund shareholders who are:

(i)      former shareholders of the Unified Funds and Liquid Green Trusts,
(ii)     accounts that participated or participate in a retirement plan for which Unified  Investment  Advisors,  Inc.
                or an affiliate acts as custodian or trustee,
(iii)    accounts that have a Money Manager brokerage account, and
(iv)     other accounts for which Unified Management Corporation is the dealer of record.

The  Custodian.  Citibank,  N.A. is the  custodian of the Fund's  assets.  The  custodian's  responsibilities  include safeguarding  and  controlling  the Fund's  portfolio  securities and handling the delivery of such  securities to and from the  Fund.  It will be the  practice  of the Fund to deal  with the  custodian  in a manner  uninfluenced  by any banking  relationship  the custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal  deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the independent  auditors of the Fund. They audit the Fund's financial statements and perform other related audit  services.  They also act as  independent  auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

===============================================================================
The Board of Directors and Shareholders of
Oppenheimer Quest Global Value Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Global Value Fund, Inc., including the statement of investments, as of November 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended November
30, 1999, were audited by other auditors whose report dated December 21, 1999, expressed an unqualified opinion on this information.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Global Value Fund, Inc. as of November 30, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/KPMG LLP
-------------
KPMG LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS  November 30, 2001

                                                          Market Value
                                            Shares          See Note 1
======================================================================

Common Stocks-93.5%
----------------------------------------------------------------------
Basic Materials-6.4%
----------------------------------------------------------------------
Chemicals-1.3%
BOC Group plc                              174,000         $ 2,635,262
----------------------------------------------------------------------
Syngenta AG(1)                              40,198           2,036,368
                                                           -----------
                                                             4,671,630
----------------------------------------------------------------------
Metals-4.0%
Alcan, Inc.                                205,600           7,397,488
----------------------------------------------------------------------
Alcoa, Inc.                                120,000           4,632,000
----------------------------------------------------------------------
Rio Tinto plc                              152,926           2,867,854
                                                           -----------
                                                            14,897,342
----------------------------------------------------------------------
Paper-1.1%
Willamette Industries, Inc.                 83,600           4,033,700
----------------------------------------------------------------------
Capital Goods-6.5%
----------------------------------------------------------------------
Aerospace/Defense-1.8%
BAE Systems Holdings, Inc.                 760,000           3,457,437
----------------------------------------------------------------------
Boeing Co.                                  97,900           3,436,290
                                                           -----------
                                                             6,893,727
----------------------------------------------------------------------
Electrical Equipment-0.4%
Hitachi Ltd.                               218,000           1,611,273
----------------------------------------------------------------------
Industrial Services-1.6%
Technip-Coflexip SA                         51,300           6,040,324
----------------------------------------------------------------------
Manufacturing-2.7%
Canon Sales Co., Inc.                       97,500             736,477
----------------------------------------------------------------------
ITT Industries, Inc.                       111,900           5,487,576
----------------------------------------------------------------------
Smiths Group plc                           393,142           3,700,355
                                                           -----------
                                                             9,924,408
----------------------------------------------------------------------
Communication Services-7.8%
----------------------------------------------------------------------
Telecommunications: Long Distance-5.2%
Nippon Telegraph & Telephone Corp.             530           2,195,419
----------------------------------------------------------------------
Sprint Corp. (Fon Group)                   208,900           4,551,931
----------------------------------------------------------------------
Verizon Communications, Inc.                26,823           1,260,681
----------------------------------------------------------------------
WorldCom, Inc./MCI Group                    16,670             218,544
----------------------------------------------------------------------
WorldCom, Inc./WorldCom Group(1)           755,205          10,980,681
                                                           -----------
                                                            19,207,256
----------------------------------------------------------------------
Telephone Utilities-1.9%
SBC Communications, Inc.                   187,900           7,023,702
----------------------------------------------------------------------
Telecommunications: Wireless-0.7%
Panafon Hellenic Telecom SA, GDR           558,962           2,778,041
----------------------------------------------------------------------
Telesp Celular Participacoes SA                 40                   -
                                                           -----------
                                                             2,778,041

                12 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Consumer Cyclicals-8.2%
----------------------------------------------------------------------
Autos & Housing-3.3%
Bayerische Motoren Werke AG (BMW)          112,174         $ 3,615,862
----------------------------------------------------------------------
Compagnie de Saint Gobain                   18,500           2,698,422
----------------------------------------------------------------------
Nissan Motor Co.                           563,000           2,780,247
----------------------------------------------------------------------
Peugeot SA                                  75,988           3,216,915
                                                           -----------
                                                            12,311,446
----------------------------------------------------------------------
Media-0.5%
Singapore Press Holdings Ltd.              169,000           1,753,495
----------------------------------------------------------------------
Retail: General-0.2%
Dollar General Corp.                        58,400             788,400
----------------------------------------------------------------------
Retail: Specialty-3.9%
Boots Co. plc                              368,396           3,099,680
----------------------------------------------------------------------
Great Universal Stores (The)plc            488,343           4,352,662
----------------------------------------------------------------------
Kingfisher plc                           1,221,347           6,967,052
                                                           -----------
                                                            14,419,394
----------------------------------------------------------------------
Textile/Apparel & Home Furnishings-0.3%
Yue Yuen Industrial Holdings Ltd.          671,400           1,308,570
----------------------------------------------------------------------
Consumer Staples-9.9%
----------------------------------------------------------------------
Beverages-2.3%
Cadbury Schweppes plc                      283,000           1,795,959
----------------------------------------------------------------------
Pernod-Ricard SA                            93,500           6,906,892
                                                           -----------
                                                             8,702,851
----------------------------------------------------------------------
Broadcasting-0.5%
Clear Channel Communications, Inc.(1)       39,000           1,822,470
----------------------------------------------------------------------
Entertainment-2.9%
Learning Technology plc(1,2)               510,000                   -
----------------------------------------------------------------------
McDonald's Corp.                           405,900          10,894,356
                                                           -----------
                                                            10,894,356
----------------------------------------------------------------------
Food & Drug Retailers-2.8%
CVS Corp.                                  118,000           3,180,100
----------------------------------------------------------------------
Kroger Co.(The)(1)                         281,000           7,114,920
                                                           -----------
                                                            10,295,020
----------------------------------------------------------------------
Household Goods-1.4%
Kao Corp.                                  127,000           2,712,882
----------------------------------------------------------------------
Shiseido Co. Ltd.                          241,000           2,337,183
                                                           -----------
                                                             5,050,065

                13 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF INVESTMENTS  Continued

                                                          Market Value
                                            Shares          See Note 1

----------------------------------------------------------------------
Energy-7.0%
----------------------------------------------------------------------
Energy Services-1.3%
Halliburton Co.                             78,100         $ 1,673,683
----------------------------------------------------------------------
Transocean Sedco Forex, Inc.               114,000           3,226,200
                                                           -----------
                                                             4,899,883
----------------------------------------------------------------------
Oil: Domestic-4.5%
Anadarko Petroleum Corp.                    54,600           2,833,740
----------------------------------------------------------------------
ChevronTexaco Corp.                         96,465           8,200,490
----------------------------------------------------------------------
Phillips Petroleum Co.                     103,140           5,737,678
                                                           -----------
                                                            16,771,908
----------------------------------------------------------------------
Oil: International-1.2%
Suncor Energy, Inc.                        146,000           4,380,836
----------------------------------------------------------------------
Financial-27.5%
----------------------------------------------------------------------
Banks-12.0%
DBS Group Holdings Ltd.                    571,000           3,554,718
----------------------------------------------------------------------
Empresa Nacional de Comercio Redito e
 Participacoes SA, Preference(1,2)       3,050,000               3,616
----------------------------------------------------------------------
FleetBoston Financial Corp.                 80,000           2,940,000
----------------------------------------------------------------------
J.P. Morgan Chase & Co.                 86,300           3,255,236
----------------------------------------------------------------------
Lloyds TSB Group plc                       404,692           4,166,888
----------------------------------------------------------------------
M&T Bank Corp.                         129,200           9,108,600
----------------------------------------------------------------------
Nordea AB                                  704,952           3,527,516
----------------------------------------------------------------------
PNC Financial Services Group                17,000             985,150
----------------------------------------------------------------------
Skandinaviska Enskilda Banken (SEB)        404,165           3,555,792
----------------------------------------------------------------------
Wells Fargo Co.                            320,000          13,696,000
                                                           -----------
                                                            44,793,516
----------------------------------------------------------------------
Diversified Financial-12.7%
Citigroup, Inc.                            175,333           8,398,451
----------------------------------------------------------------------
Fannie Mae                                  35,800           2,813,880
----------------------------------------------------------------------
Freddie Mac                                363,700          24,066,029
----------------------------------------------------------------------
Household International, Inc.              104,400           6,158,556
----------------------------------------------------------------------
John Hancock Financial Services, Inc.       59,000           2,321,060
----------------------------------------------------------------------
Nikko Cordial Corp.                        663,000           3,500,244
                                                           -----------
                                                            47,258,220
----------------------------------------------------------------------
Insurance-2.8%
Aon Corp.                                    2,000              71,660
----------------------------------------------------------------------
Canada Life Financial Corp.                 70,000           1,950,754
----------------------------------------------------------------------
Swiss Reinsurance Co.(1)                    47,213           4,759,144
----------------------------------------------------------------------
Zurich Financial Services AG                14,833           3,778,506
                                                           -----------
                                                            10,560,064

                14 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Healthcare-7.0%
----------------------------------------------------------------------
Healthcare/Drugs-5.7%
American Home Products Corp.                95,000          $5,709,500
----------------------------------------------------------------------
GlaxoSmithKline plc                        192,086           4,821,236
----------------------------------------------------------------------
Novartis AG                                 84,240           2,956,687
----------------------------------------------------------------------
Sankyo Co. Ltd.                            199,000           3,466,983
----------------------------------------------------------------------
Teva Pharmaceutical Industries Ltd., ADR    72,000           4,212,000
                                                            ----------
                                                            21,166,406
----------------------------------------------------------------------
Healthcare/Supplies & Services-1.3%
Essilor International SA                    94,000           2,752,280
----------------------------------------------------------------------
Terumo Corp.                               163,200           2,140,741
                                                            ----------
                                                             4,893,021
----------------------------------------------------------------------
Technology-8.2%
----------------------------------------------------------------------
Computer Hardware-2.6%
Dell Computer Corp.(1)                     149,900           4,186,707
----------------------------------------------------------------------
EMC Corp.(1)                               186,000           3,122,940
----------------------------------------------------------------------
Sun Microsystems, Inc.(1)                  163,000           2,321,120
                                                            ----------
                                                             9,630,767
----------------------------------------------------------------------
Computer Software-0.8%
Amadeus Global Travel Distribution SA      304,781           1,637,405
----------------------------------------------------------------------
Microsoft Corp.(1)                          21,000           1,348,410
                                                            ----------
                                                             2,985,815
----------------------------------------------------------------------
Communications Equipment-2.8%
Agere Systems, Inc.(1)                     311,000           1,604,760
----------------------------------------------------------------------
Cisco Systems, Inc.(1)                      96,100           1,964,284
----------------------------------------------------------------------
Nokia Corp., Sponsored ADR, A Shares       237,000           5,453,370
----------------------------------------------------------------------
Vodafone Group plc                         588,712           1,511,212
                                                            ----------
                                                            10,533,626
----------------------------------------------------------------------
Electronics-2.0%
Analog Devices, Inc.(1)                     65,800           2,796,500
----------------------------------------------------------------------
General Motors Corp., Cl.H(1)              126,300           1,818,720
----------------------------------------------------------------------
Matsushita Electric Works Ltd.             164,000           1,445,257
----------------------------------------------------------------------
Texas Instruments, Inc.                     41,000           1,314,050
                                                            ----------
                                                             7,374,527
----------------------------------------------------------------------
Transportation-1.0%
----------------------------------------------------------------------
Railroads & Truckers-1.0%
Canadian National Railway Co.               43,000           1,921,963
----------------------------------------------------------------------
Yamato Transport Co. Ltd.                   91,000           1,733,228
                                                            ----------
                                                             3,655,191

                15 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF INVESTMENTS  Continued

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Utilities-4.0%
----------------------------------------------------------------------
Electric Utilities-2.5%
Exelon Corp.                               106,600        $  4,755,426
----------------------------------------------------------------------
Hongkong Electric Holdings Ltd.          1,294,000           4,737,100
                                                          ------------
                                                             9,492,526
----------------------------------------------------------------------
Gas Utilities-1.5%
NiSource, Inc.                              16,300             340,670
----------------------------------------------------------------------
Tokyo Gas Co. Ltd.                       1,895,000           5,171,540
                                                          ------------
                                                             5,512,210
                                                          ------------
Total Common Stocks (Cost $348,187,485)                    348,335,986

                                         Principal
                                            Amount
======================================================================

Short-Term Notes-5.7%

Federal Home Loan Bank, 2.15%,         $21,038,000          21,035,662
12/3/01 (Cost $21,035,662)
----------------------------------------------------------------------
Total Investments, at Value                   99.2%        369,371,648
(Cost $369,223,147)
----------------------------------------------------------------------
Other Assets Net of Liabilities                0.8           3,051,102
                                       -------------------------------
Net Assets                                   100.0%       $372,422,750
                                       ===============================

Footnotes to Statement of Investments

1.Non-income-producing security.
2.Identifies issues considered to be illiquid or restricted-See Note 6 of
Notes to Financial Statements.

Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

Geographical Diversification          Market Value             Percent
----------------------------------------------------------------------

United States                         $213,230,514                57.7%
Great Britain                           39,375,597                10.7
Japan                                   29,831,473                 8.1
France                                  21,614,833                 5.9
Canada                                  15,651,041                 4.2
Switzerland                             13,530,704                 3.7
Sweden                                   7,083,308                 1.9
Hong Kong                                6,045,671                 1.6
Finland                                  5,453,370                 1.5
Singapore                                5,308,213                 1.4
Israel                                   4,212,000                 1.1
Germany                                  3,615,862                 1.0
Greece                                   2,778,041                 0.8
Spain                                    1,637,405                 0.4
Brazil                                       3,616                 0.0
                                      ---------------------------------
Total                                 $369,371,648               100.0%
                                      =================================

See accompanying Notes to Financial Statements.

                16 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES  November 30, 2001

=======================================================================
Assets

Investments, at value (cost $369,223,147)-see
accompanying statement                                    $369,371,648
-----------------------------------------------------------------------
Cash                                                           151,783
-----------------------------------------------------------------------
Receivables and other assets:
Investments sold                                             2,584,367
Interest and dividends                                       1,242,229
Shares of capital stock sold                                    87,572
Other                                                           23,083
                                                          -------------
Total assets                                               373,460,682

=======================================================================
Liabilities

Payables and other liabilities:
Shares of capital stock redeemed                               350,937
Investments purchased                                          301,471
Distribution and service plan fees                             155,814
Shareholder reports                                            100,127
Directors' compensation                                         42,836
Custodian fees                                                  25,546
Legal, auditing and other professional fees                     18,945
Other                                                           42,256
                                                          -------------
Total liabilities                                            1,037,932

=======================================================================
Net Assets                                                $372,422,750
                                                          =============
=======================================================================
Composition of Net Assets

Par value of shares of capital stock                      $    256,047
-----------------------------------------------------------------------
Additional paid-in capital                                 384,940,232
-----------------------------------------------------------------------
Overdistributed net investment income                          (41,563)
-----------------------------------------------------------------------
Accumulated net realized gain (loss)on investments and
foreign currency transactions                              (12,873,443)
-----------------------------------------------------------------------
Net unrealized appreciation (depreciation)on investments
and translation of assets and liabilities denominated in
foreign currencies                                             141,477
                                                          -------------
Net Assets                                                $372,422,750
                                                          =============

                17 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES  Continued

======================================================================
Net Asset Value Per Share

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $238,881,526 and 16,180,801 shares of
capital stock outstanding)                                      $14.76
Maximum offering price per share (net asset value plus
sales charge of 5.75% of offering price)                        $15.66
-----------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge)and offering price per
share (based on net assets of $93,590,089 and 6,599,965
shares of capital stock outstanding)                            $14.18
-----------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge) and offering price per
share (based on net assets of $39,429,048 and 2,788,597
shares of capital stock outstanding)                            $14.14
-----------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge)and offering price per
share (based on net assets of $522,087 and 35,381 shares
of capital stock outstanding)                                   $14.76

See accompanying Notes to Financial Statements.

                18 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF OPERATIONS  For the Year Ended November 30, 2001

======================================================================
Investment Income

Dividends (net of foreign withholding taxes of $492,484) $  7,036,232
----------------------------------------------------------------------
Interest                                                      565,799
                                                         -------------
Total income                                                7,602,031

======================================================================
Expenses

Management fees                                             3,120,282
----------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                     1,090,336
Class B                                                     1,054,954
Class C                                                       425,571
Class N                                                         1,030
----------------------------------------------------------------------
Administrative fees                                         1,044,145
----------------------------------------------------------------------
Transfer and shareholder servicing agent fees                 768,651
----------------------------------------------------------------------
Shareholder reports                                           130,868
----------------------------------------------------------------------
Custodian fees and expenses                                    93,843
----------------------------------------------------------------------
Directors' compensation                                        20,300
----------------------------------------------------------------------
Other                                                         265,252
                                                         -------------
Total expenses                                              8,015,232
Less reduction to custodian expenses                          (11,288)
                                                         -------------
Net expenses                                                8,003,944

======================================================================
Net Investment Loss                                          (401,913)

======================================================================
Realized and Unrealized Gain (Loss)

Net realized gain (loss)on:
Investments                                                 4,972,162
Foreign currency transactions                             (16,432,091)
                                                         -------------
Net realized gain (loss)                                  (11,459,929)
----------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)on:
Investments                                               (43,877,162)
Translation of assets and liabilities denominated in
foreign currencies                                         12,629,889
                                                         -------------
Net change                                                (31,247,273)
                                                         -------------
Net realized and unrealized gain (loss)                   (42,707,202)
======================================================================
Net Decrease in Net Assets Resulting from Operations     $(43,109,115)
                                                         =============

See accompanying Notes to Financial Statements.

                19 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended November 30,                                                     2001               2000
===================================================================================================

Operations

Net investment income (loss)                                       $   (401,913)       $  1,355,697
----------------------------------------------------------------------------------------------------
Net realized gain (loss)                                            (11,459,929)         52,685,451
----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                (31,247,273)        (47,185,343)
                                                                   ---------------------------------
Net increase (decrease)in net assets resulting from operations      (43,109,115)          6,855,805

====================================================================================================
Dividends and/or Distributions to Shareholders

Dividends from net investment income:
Class A                                                                       -          (3,437,044)
Class B                                                                       -            (751,093)
Class C                                                                       -            (328,253)
Class N                                                                       -                   -
----------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Class A                                                             (25,099,364)        (66,722,895)
Class B                                                             (10,311,184)        (28,191,271)
Class C                                                              (4,105,983)        (11,436,021)
Class N                                                                       -                   -

====================================================================================================
Capital Stock Transactions

Net increase (decrease)in net assets resulting from
capital stock transactions:
Class A                                                               5,228,414           4,737,385
Class B                                                                 520,837          (1,132,826)
Class C                                                               2,960,130          (1,436,939)
Class N                                                                 558,287                   -

====================================================================================================
Net Assets

Total decrease                                                      (73,357,978)       (101,843,152)
----------------------------------------------------------------------------------------------------
Beginning of period                                                 445,780,728         547,623,880
                                                                   ---------------------------------
End of period (including overdistributed net investment
income of $41,563 and $40,440, respectively)                       $372,422,750        $445,780,728
                                                                   =================================

See accompanying Notes to Financial Statements.

                20 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS

Class A      Year Ended November 30,              2001       2000       1999       1998        1997
===================================================================================================

Per Share Operating Data

Net asset value, beginning of period            $17.93     $22.05     $19.37     $18.50      $16.48
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income (loss)                       .02        .10       (.02)       .03         .03
Net realized and unrealized gain (loss)          (1.62)       .24       3.90       1.63        2.55
                                                -----------------------------------------------------
Total income (loss)from
investment operations                            (1.60)       .34       3.88       1.66        2.58
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                 -       (.22)         -       (.03)       (.01)
Dividends in excess of net investment income         -          -       (.09)         -           -
Distributions from net realized gain             (1.57)     (4.24)     (1.11)      (.76)       (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                  (1.57)     (4.46)     (1.20)      (.79)       (.56)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                  $14.76     $17.93     $22.05     $19.37      $18.50
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(1)             (10.04)%     1.47%     21.64%      9.38%      16.24%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)      $238,882   $285,836   $346,067   $295,596    $267,636
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)             $269,338   $325,539   $318,701   $291,554    $233,020
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income (loss)                      0.12%      0.47%     (0.11)%     0.09%       0.17%
Expenses                                          1.71%      1.70%      1.75%      1.76%(3)    1.73%(3)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                             71%       104%        78%        59%         32%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                21 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

Class B      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================

Per Share Operating Data

Net asset value, beginning of period             $17.38     $21.50     $18.92     $18.14     $16.25
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.08)      (.02)      (.13)      (.06)      (.04)
Net realized and unrealized gain (loss)           (1.55)       .25       3.82       1.60       2.48
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.63)       .23       3.69       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.11)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.35)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.18     $17.38     $21.50     $18.92     $18.14
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(2)              (10.57)%     0.91%     21.05%      8.89%     15.61%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $93,590   $114,765   $143,632   $129,071    $98,457
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $105,464   $128,686   $134,690   $118,617    $67,317
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.09)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                22 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

Class C      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================
Per Share Operating Data

Net asset value, beginning of period             $17.33     $21.46     $18.89     $18.11     $16.22
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.07)      (.02)      (.12)      (.06)      (.03)
Net realized and unrealized gain (loss)           (1.55)       .25       3.80       1.60       2.47
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.62)       .23       3.68       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.12)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.36)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.14     $17.33     $21.46     $18.89     $18.11
                                                =====================================================
=====================================================================================================
Total Return, at Net Asset Value(2)              (10.54)%     0.91%     21.02%      8.90%     15.64%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $39,429    $45,179    $57,925    $51,060    $38,769
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $42,552    $51,539    $52,348    $47,322    $26,735
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.10)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                23 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

                                                       Period Ended
Class N                                        November 30, 2001(1)
======================================================================

Per Share Operating Data

Net asset value, beginning of period                         $16.58
----------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income                                             -(2)
Net realized and unrealized gain (loss)                       (1.82)
                                                             ---------
Total income (loss)from investment operations                 (1.82)
----------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                              -
Dividends in excess of net investment income                      -
Distributions from net realized gain                              -
                                                             ---------
Total dividends and/or distributions to shareholders              -
----------------------------------------------------------------------
Net asset value, end of period                               $14.76
                                                             =========

======================================================================
Total Return at Net Asset Value(3)                           (10.98)%

======================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                       $522
----------------------------------------------------------------------
Average net assets (in thousands)                              $275
----------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                           (0.05)%
Expenses                                                       1.81%
----------------------------------------------------------------------
Portfolio turnover rate                                          71%

1. For the period from March 1, 2001 (inception of offering)to November 30,
2001.
2. Less than $0.005 per share.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                24 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS

===============================================================================
1.Significant Accounting Policies

Oppenheimer Quest Global Value Fund, Inc. (the Fund) is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek long-term capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc.
(the Manager). The Manager has entered into a sub-advisory agreement with OpCap
Advisors.
     The Fund offers Class A, Class B, Class C and Class N shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase. Beginning September 1, 2001, the Fund assesses a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund)within 30 days of their purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
-------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
debt securities with remaining maturities of 60 days or less are valued at amortized cost (which approximates market value).
-------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

                25 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
1. Significant Accounting Policies  Continued

Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
-------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carry-overs, to shareholders. Therefore, no federal income or excise tax provision is required.

As of November 30, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

                  Expiring
                  ----------------------------------

                       2009               $5,716,132

     As of November 30, 2001, the Fund had approximately $6,061,000 of post-
October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately
$78,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire.
-------------------------------------------------------------------------------
Directors' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Directors. Benefits are based on years of service and fees paid to each director during the years of service. During the year ended November 30, 2001, the Fund's projected benefit obligations were increased by $2,038 and payments of $916 were made to retired directors, resulting in an accumulated liability of $41,561 as of November 30, 2001.
     The Board of Directors has adopted a deferred compensation plan for independent directors that enables directors to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Directors in shares of one or more Oppenheimer funds selected by the director. The amount paid to the
Board of Directors under the plan will be determined based upon the performance of the selected funds. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

                26 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

-------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
-------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss)and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended November 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $1,432,873, a decrease in overdistributed net investment income of $400,790, and a decrease in accumulated net realized loss on investments of $1,032,083. Net assets of the Fund were unaffected by the reclassifications.
-------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                27 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
2. Capital Stock

The Fund has authorized 100 million shares of $0.01 par value capital stock in the aggregate to be apportioned among each class of shares. Transactions in shares of capital stock were as follows:

                               Year Ended November 30, 2001(1)        Year Ended November 30, 2000
                                    Shares           Amount                Shares           Amount
---------------------------------------------------------------------------------------------------

Class A
Sold                             9,353,473    $ 151,872,376            14,172,776    $ 253,500,465
Dividends and/or
distributions reinvested         1,420,337       23,975,302             3,701,280       66,549,026
Redeemed                       (10,534,631)    (170,619,264)          (17,624,846)    (315,312,106)
                               --------------------------------------------------------------------
Net increase (decrease)            239,179    $   5,228,414               249,210    $   4,737,385
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class B
Sold                             1,017,781    $  15,705,574               850,350    $  14,822,911
Dividends and/or
distributions reinvested           582,322        9,497,895             1,560,679       27,343,111
Redeemed                        (1,605,198)     (24,682,632)           (2,487,836)     (43,298,848)
                               --------------------------------------------------------------------
Net increase (decrease)             (5,095)   $     520,837               (76,807)   $  (1,132,826)
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class C
Sold                             1,040,947    $  16,074,933               573,203    $   9,961,751
Dividends and/or
distributions reinvested           199,026        3,235,955               601,625       10,510,390
Redeemed                        (1,058,605)     (16,350,758)           (1,267,073)     (21,909,080)
                               --------------------------------------------------------------------
Net increase (decrease)            181,368    $   2,960,130               (92,245)   $ (1,436,939)
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class N
Sold                                37,400    $     588,274                     -    $           -
Dividends and/or
distributions reinvested                 -                -                     -                -
Redeemed                            (2,019)         (29,987)                    -                -
                               --------------------------------------------------------------------
Net increase (decrease)             35,381    $     558,287                     -    $           -
                               ====================================================================

1. For the year ended November 30, 2001, for Class A, B and C shares and for the period from March 1, 2001 (inception of offering) to November 30, 2001, for
Class N Shares.

===============================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended November 30, 2001, were
$284,655,225 and $320,682,779, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $370,241,112 was:

             Gross unrealized appreciation                 $ 34,820,072
             Gross unrealized depreciation                  (35,689,536)
                                                           -------------
             Net unrealized appreciation (depreciation)    $   (869,464)
                                                           =============

                28 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

===============================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
0.75% of the first $400 million of average annual net assets of the Fund, 0.70%
of the next $400 million, and 0.65% of average annual net assets in excess of
$800 million. The Fund's management fee for the year ended November 30, 2001, was an annualized rate of 0.75%.
-------------------------------------------------------------------------------
Administration Fees. Under a separate administration agreement, the Manager provides administrative services to the Fund and handles its business affairs at a fee of 0.25% of the Fund's average daily net assets.
-------------------------------------------------------------------------------
Sub-Advisor Fees. The Manager pays OpCap Advisors (the Sub-Advisor) based on the fee schedule set forth in the Prospectus. For the year ended November 30,
2001, the Manager paid $1,085,193 to the Sub-Advisor.
-------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the Fund. The
Fund pays OFS an agreed-upon per account fee. The Fund's transfer agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to
0.35% per annum, effective October 1, 2001. This undertaking may be amended or withdrawn at any time.
-------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                       Aggregate           Class A    Commissions    Commissions    Commissions    Commissions
                       Front-End         Front-End     on Class A     on Class B     on Class C     on Class N
                   Sales Charges     Sales Charges         Shares         Shares         Shares         Shares
                      on Class A       Retained by    Advanced by    Advanced by    Advanced by    Advanced by
Year Ended                Shares       Distributor    Distributor(1) Distributor(1) Distributor(1) Distributor(1)
-----------------------------------------------------------------------------------------------------------------

November 30, 2001       $371,011           $72,390       $169,419       $441,959        $78,360         $5,135

1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                         Class A           Class B           Class C          Class N
                      Contingent        Contingent        Contingent       Contingent
                        Deferred          Deferred          Deferred         Deferred
                   Sales Charges     Sales Charges     Sales Charges    Sales Charges
                     Retained by       Retained by       Retained by      Retained by
Year Ended           Distributor       Distributor       Distributor      Distributor
-------------------------------------------------------------------------------------

November 30, 2001        $13,218          $186,527            $7,162               $5

     The Fund has adopted Distribution and Service Plans for Class A, Class B,
Class C and Class N shares under Rule 12b-1 of the Investment Company Act.
Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

                29 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
4. Fees and Other Transactions with Affiliates  Continued

Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund (the Board of Directors can set this rate up to 0.25%). Effective January 1, 2001, by action of the
Board of Directors, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended November
30, 2001, payments under the Class A Plan totaled $1,090,336, all of which was paid by the Distributor to recipients. That included $35,627 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
-------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
     The Distributor retains the asset-based sales charge on Class B shares.
The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-
based sales charge on Class N shares. The asset-based sales charges on Class B,
Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
     The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

                30 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

Distribution fees paid to the Distributor for the year ended November 30, 2001, were as follows:

                                                                 Distributor's
                                                 Distributor's       Aggregate
                                                     Aggregate    Unreimbursed
                                                  Unreimbursed   Expenses as %
              Total Payments    Amount Retained       Expenses   of Net Assets
                  Under Plan     by Distributor     Under Plan        of Class
-------------------------------------------------------------------------------

Class B Plan      $1,054,954           $812,789     $1,116,417            1.19%
Class C Plan         425,571             46,709        630,559            1.60
Class N Plan           1,030                978         11,787            2.26

===============================================================================
5. Foreign Currency Contracts
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
     The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.
     The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

===============================================================================
6. Illiquid Securities
As of November 30, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
November 30, 2001, was $3,616, which represents less than 0.01% of the Fund's net assets.

                31 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
7. Bank Borrowings

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
0.08% per annum.
     The Fund had no borrowings outstanding during the year ended or at
November 30, 2001.

                32 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                      Appendix A

                                                 RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
----------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of
"Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects  unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2"
indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
----------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA:  Bonds rated "AAA" have the highest  rating  assigned by Standard & Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated  obligations only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations  in  higher-rated  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit  adequate  protection  parameters.  However,  adverse  economic  conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB",  "B",  "CCC",  "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates the least degree of speculation,  and "C" the highest.  While such obligations will likely have some quality and  protective  characteristics,  these may be  outweighed  by large  uncertainties  or major  exposures  to  adverse conditions.
BB: Bonds rated "BB" are less  vulnerable to  nonpayment  than other  speculative  issues.  However,  these face major ongoing  uncertainties  or exposure to adverse  business,  financial,  or economic  conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment,  and are dependent upon favorable business,  financial, and economic  conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business,  financial  or economic  conditions,  the obligor is not likely to have the  capacity to meet its  financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken, but  payments on this  obligation  are being  continued.  A "C" also will be  assigned  to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated  "D" are in  default.  Payments  on the  obligation  are not  being  made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
----------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+"
to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                         B-1

                                            Appendix B

                                    INDUSTRY CLASSIFICATIONS

Aerospace & Defense                            Household Durables
Air Freight & Couriers                         Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                 Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                        Multiline Retail
Construction & Engineering                     Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                         Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
Electrical Equipment                               Road & Rail
Electronic Equipment & Instruments             Semiconductor Equipment & Products
Energy Equipment & Services                    Software
Food & Drug Retailing                          Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco
Health Care Equipment & Supplies               Trading Companies & Distributors
Health Care Providers & Services               Transportation Infrastructure
Hotels Restaurants & Leisure                   Water Utilities
                                                   Wireless Telecommunication Services

                                   Appendix C

         OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans.
Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

I.       Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
              Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a)
              mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P.
              ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch.
              On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
      -           Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the
      Transfer Agent on or before March 1, 2001.

II.      Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
         "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.
B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
         Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an
                IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.

III.   Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
         Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families"
              as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.      Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
         Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
      -           acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
         -        purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24,
1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                     2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At least 10 but not more       2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

----------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
                  -        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995.
In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
November 24, 1995:
-        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

V.   Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at
                $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18,
1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut
                Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.      Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

         VII.   Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities
         Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Quest Global Value Fund, Inc.

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Accountants
         KPMG LLP
         707 Seventeenth Street
         Suite 2300
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820